                                                                   EXHIBIT 10.18


                               Dated May 20, 1994



                          ENERGY CONVERSION AGREEMENT



                                      for



                       A COAL FIRED THERMAL POWER STATION
                         AT SUAL PANGASINAN, PHILIPPINES




                                    Between




                           NATIONAL POWER CORPORATION



                                      and



                        CEPA PANGASINAN ELECTRIC LIMITED

                               TABLE OF CONTENTS

                                    Heading

Article 1  Definition of Terms ......................................................

Article 2  Scope of Agreement .......................................................      8

Article 3  Construction of the Power Station ........................................     11

Article 4  Testing ..................................................................     18

Article 5  Operation of the Power Station ...........................................     20

Article 6  Supply of Fuel ...........................................................     22

Article 7  Supply of Electricity, Fees and Foreign Exchange .........................     24

Article 8  Transfer of Ownership and Buyout .........................................     28

Article 9  Representations and Warranties of CEPA ...................................     31

Article 10 Representations and Warranties of NPC ....................................     32

Article 11 Taxes ....................................................................     33

Article 12 Insurance ................................................................     33

Article 13 Transmission Line ........................................................     34

Article 14 Force Majeure ............................................................     34

Article 15 Reimbursement and Indemnity ..............................................     36

Article 16 Several Obligations ......................................................     37

Article 17 Notices ..................................................................     37

Article 18 Non-Waiver ...............................................................     38

Article 19 Benefit of Agreement .....................................................     38

Article 20 Dispute Resolution .......................................................     39

Article 21 Entire Agreement..........................................................     40

Article 22 Law ......................................................................     40

Article 23 Disclaimer ...............................................................     40

Article 24 Jurisdiction .............................................................     40

Article 25 Effect of Article/Section Headings .......................................     41

Article 26 Separability .............................................................     41

Article 27 Liability ................................................................     41

Article 28 Conditions Precedent .....................................................     42

Article 29 Late Payment .............................................................     45

Article 30 Counterparts .............................................................     46


FIRST SCHEDULE

           Project Scope and Specifications .........................................     47

SECOND SCHEDULE

           Operating Parameters .....................................................     55

THIRD SCHEDULE

           Penalty on Delays ........................................................     60

FOURTH SCHEDULE

           Specifications for Fuel Supply ...........................................     61


FIFTH SCHEDULE

           Transmission Line Specifications ...................................................    65

SIXTH SCHEDULE

           Electricity Delivery Procedures ....................................................    66

SEVENTH SCHEDULE

           Measurement and Recording of Electricity ...........................................    68

EIGHTH SCHEDULE

           Delivery of Power and Energy .......................................................    69

NINTH SCHEDULE

           Insurance ..........................................................................    74

TENTH SCHEDULE

           Form of Performance Undertaking ....................................................    75

ELEVENTH SCHEDULE

           Form of Accession Undertaking ......................................................    76

TWELFTH SCHEDULE

           Form of Legal Opinion of NPC'S GENERAL COUNSEL .....................................    79

THIRTEENTH SCHEDULE

           Test and Inspection ................................................................    80

FOURTEENTH SCHEDULE

           Required Project Description Data For Environmental Impact Assessment Study ........    85

FIFTEENTH SCHEDULE

           Sample Computations of Monthly Billing, Start-Up Charges, Penalties and Incentives..    87

SIXTEENTH SCHEDULE

           Access Road and Specifications .....................................................    88

EXHIBIT I

           Map of the Site and the Proposed Access Road

EXHIBIT II
           Proposed Meter Location


SIGNATURE PAGE

KNOW ALL MEN BY THESE PRESENTS

THIS AGREEMENT is made and entered into by and between:

CEPA PANGASINAN ELECTRIC LIMITED, a private corporation, duly organized and existing under the laws of the British Virgin Islands with registered office at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, represented by its directors, Gordon Wu Ying Sheung and Stewart W.G. Elliott, who are duly authorized to represent it in this Agreement, hereinafter referred to as CEPA

                                    - and -

NATIONAL POWER CORPORATION, a government owned and controlled corporation duly organized and existing under and by virtue of Republic Act No. 6395, as amended, with its principal office at the corner of Agham Road and Quezon Avenue, Diliman, Quezon City, Philippines, represented herein by its President, Francisco L. Viray, who is duly authorized to represent it in this Agreement, hereinafter referred to as NPC.

                                    RECITALS

WHEREAS NPC has called for the development of new power facilities to support and maintain the country's rapid economic growth.

WHEREAS NPC issued to the public a notice inviting interested parties to prequalify to bid for a coal fired thermal power plant project on a build-operate-transfer ("BOT") basis.

WHEREAS in response to an invitation to tender from NPC, Hopewell Holdings Limited, submitted a bid for the construction and operation of an 1,000 MW coal fired thermal power plant on a BOT basis to be undertaken by its subsidiary, CEPA, which is a wholly-owned subsidiary of Consolidated Electric Power Asia Limited, a company to which Hopewell Holdings Limited has, pursuant to a reorganization completed in late 1993, transferred the majority of all its then existing and future rights and obligations in relation to its power generation business.


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WHEREAS NPC, after having evaluated project proposals and selecting the one most advantageous to NPC, issued a letter of award on 29 April 1994 following which it was agreed that CEPA would supply a coal fired thermal power station to NPC on a BOT basis.

WHEREAS pursuant to the said letter, CEPA has agreed to construct and operate and NPC has agreed to accept electricity generated from a coal fired thermal power station upon the terms and subject to the conditions hereinafter set forth.

WHEREAS CEPA has organized a subsidiary Philippine corporation called Pangasinan Electric Corporation ("CEPA PHILIPPINES") for the purpose of undertaking certain of the work in respect of the construction and operation of the power station and performing other undertakings specified in this Agreement.

NOW IT IS HEREBY AGREED as follows:


                                    ARTICLE 1

                              DEFINITION OF TERMS

1.1      In this Agreement and in the recitals hereto:

         "ACCESSION UNDERTAKING" means an agreement substantially in the form set out in the Eleventh Schedule (Form of Accession Undertaking) pursuant to which CEPA PHILIPPINES agrees to become a party hereto as therein provided;

         "ACCESS ROAD" means the road or roads referred to in the Sixteenth Schedule (Access Road and Specifications) and identified as such in the map contained in Exhibit I;

         "ASH DISPOSAL SITES" means the site or sites in Sual, Pangasinan, identified by CEPA for development as sites for the disposal of ash, as more particularly described in the First Schedule (Project Scope and Specifications).

         "AVAILABILITY SCHEDULE" means the schedule of the generating capacity of the Power Station agreed pursuant to Article 5.7;

         "BOND" means the standby letter of credit referred to in Article 3.17;

         "CAPACITY FEES" means Capital Recovery Fees, Fixed Operating Fees, Infrastructure Fees and Service Fees;


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

         "CAPITAL RECOVERY FEES" means the fees payable by NPC to CEPA in respect of the recovery of CEPA's capital costs incurred in relation to the Project as provided in Article 7;

         "CENTRAL BANK" means the Bangko Sentral ng Pilipinas;

         "COAL" means coal supplied for use as the main fuel of the Power Station in accordance with the provisions of the Fuel Specifications;

         "COMPLETION DATE" means the day upon which CEPA certifies that the Power Station, capable of operation in accordance with the Operating Parameters, has succesfully completed its testing in accordance with
         Article 4, or would have had had NPC performed its obligations under this Agreement relating to the Site, the Ash Disposal Sites, the Access Road and the Pipelines, Fuel and electricity for testing and commissioning and start-up of the Power Station and the taking of electricity and the Transmission Line in a timely manner;

         "COOPERATION PERIOD" means, in relation to a Unit, the period of twenty five (25) years from the later of Target Completion Date in respect of such Unit and the Unit Completion Date in respect of such Unit, as the same may be extended from time to time pursuant to the terms hereto;

         "DELIVERY POINTS" means the metering points referred to in the Seventh Schedule (Measurement and Recording of Electricity);

         "ENERGY FEES" means the fees payable by NPC to CEPA in respect of energy supplied to NPC as provided in Article 7;

         "EMERGENCY" means unforeseen circumstances affecting the Luzon grid which reasonably require NPC to request CEPA to supply it with power and energy as soon as practicable in order to avoid damage to NPC's electric system and/or a failure in the continuous supply of electricity from the grid;

         "FINANCIAL CLOSING" means the submission by CEPA to NPC of CEPA's written confirmation that all loan, export credit, guarantee and other facilities necessary to finance the portion of the total Project cost that is not funded by equity or other sources are available to CEPA;

         "FIXED OPERATING FEES" means the fees payable by NPC to CEPA in respect of recovery of CEPA's fixed operating costs incurred in relation to the Project as provided in Article 7;

         "FORCE MAJEURE" shall have the meaning specified in Article 14.1;

         "FUEL" means any and all Coal and Oil;

         "FUEL SPECIFICATIONS" means the specifications of fuel for the Power Station described in Article 6 and the Fourth Schedule (Specifications for Fuel Supply);

         "INFRASTRUCTURE" means the Jetty, the receiving, handling and storage equipment for Fuel and the Ash Disposal Sites;

         "INFRASTRUCTURE FEES" means the fees payable by NPC to CEPA in respect of the recovery of CEPA's capital costs and debt service and operating expenses incurred in relation to relevant Infrastructure as provided in
         Article 7;

         "JETTY" means the jetty or wharf referred to in the First Schedule (Project Scope and Specifications);

         "MCR" shall have the meaning specified in Section IV.2 of the First Schedule (Project Scope and Specifications);

         "MILESTONE" means any of the events listed under the column headed "Milestone" in Article 3.11;

         "MONTH" means, with respect to each Unit, the period commencing on the first day of the Cooperation Period for such Unit and ending upon the taking of a photograph of the electricity meters pursuant to the Seventh Schedule (Measurement and Recording of Electricity) on the 25th of the then current calendar month (or of the next calendar month, if such Cooperation Period should begin after the 25th of the then current calendar month), and thereafter each period commencing upon the expiry of the preceding Month and ending immediately upon the taking of such photograph on the 25th of the next calendar month, provided that any Month commencing before, and which would otherwise end after, the last day of a Cooperation Period shall be adjusted so as to end on the last day of such Cooperation Period;

         "NEDA" means the National Economic and Development Authority;

         "NET CONTRACTED CAPACITY" means, in respect of the Power Station, 1,000 MW and, in respect of each Unit, 500 MW;

         "NOMINATED CAPACITY" means, with respect to each year from the Unit Completion Date for an Unit up to the Transfer Date and subject to the operation of Article 7.19 and Section 2 of

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         the Eighth Schedule, the net kilowatt capability nominated by CEPA for such Unit for such year; such nomination shall be made by CEPA on the Unit Completion Date of such Unit and, for each year thereafter, not later than thirty (30) days prior to the anniversary of such Unit Completion Date;

         "OIL" means fuel oil supplied for the start-up and low-load operation of the Power Station in accordance with the provisions of the Fuel Specifications;

         "OPERATING PARAMETERS" means the operating parameters of the Power Station and the Units described in the Second Schedule (Operating Parameters);

         "PERFORMANCE COAL" means coal which satisfies Fuel Specifications set out for Performance Coal in Section I of the Fourth Schedule (Specifications for Fuel Supply);

         "PERFORMANCE UNDERTAKING" means the undertaking by the Republic of the Philippines substantially in the form set out in the Tenth Schedule (Form of Performance Undertaking);

         "PIPELINES" means the pipelines, intake (including any wells), pumping stations and related structures outside the battery limits of the Site to be constructed by CEPA at its cost for the provision of raw water to the Power Station and, if deemed necessary by CEPA, for the disposal of ash to the Ash Disposal Sites;

         "PLANNED OUTAGE" shall have the meaning given to it in the Sixth Schedule (Electricity Delivery Procedures);

         "POWER STATION" means the power station built, or to be built, pursuant to this Agreement;

         "PROJECT" means the design, construction, equipping, completion, testing, commissioning and operation of the Power Station;

         "RATED CAPACITY" shall have the meaning specified in Section IV.1 of the First Schedule (Project Scope and Specifications);

         "SERVICE FEES" means the fees payable by NPC to CEPA in respect of return on CEPA's investment in the Project as provided in Article 7;

         "SITE" means the site for the Power Station at Sual, Pangasinan, Philippines as more particularly described in the First Schedule (Project Scope and Specifications);

         "SITE MOBILIZATION" means the submission by CEPA of its certificate confirming the commencement of site preparation activities constituted by the provision at the Site of a site notice board identifying the name of the Project, its proponents, and the principal consultants and contractors and a "portcabin" type site office, the arrival at the Site of heavy equipment for the initial site clearance and levelling activities and the initiation of ground levelling and grading works at the Site;

         "SPECIFICATIONS" means the specification of the Power Station and the Units described in the First Schedule (Project Scope and
         Specifications);

         "TARGET COMPLETION DATE" means, subject to the other provisions of this Agreement providing for the extension of such dates:

                  (i) in relation to Unit 1, fifty-eight (58) calendar months after the date hereof;

                  (ii) in relation to Unit 2, sixty-one (61) calendar months after the date hereof;

                  (iii) in relation to the Power Station, sixty-one (61) calendar months after the date hereof;


         "T-BILL RATE" means, in respect of any day of which interest based on such rate is being calculated under this Agreement, the rate per annum at which Philippine Treasury Bills (with terms of 91 days or if no such bill is issued, such bills which are issued having the term nearest to 91 days) were issued by the Philippine Government on the Friday immediately preceding such day, or, if there were no Treasury Bills issued on such Friday, on the day immediately preceding such Friday on which Treasury Bills were issued Provided that if for 30 days no Philippine Treasury Bills were issued, then "T-BILL RATE" shall mean such alternative rate of interest as may be agreed between CEPA and NPC at such time, or, in the absence of agreement, the rate per annum certified and evidenced by CEPA to be its effective cost of borrowing at such time;

         "TRANSFER DATE" means the day following the last day of the Cooperation Period in respect of Unit 2;

         "TRANSMISSION LINE" means the transmission line to be installed and connected by NPC pursuant to Article 13 and having the specifications set out in the Fifth Schedule (Transmission Line Specifications);

         "UNIT" means each of the 500 MW coal fired thermal units together with its ancillary equipment and "UNIT 1" means the first Unit to be completed and "UNIT 2" means the second Unit to be completed;

         "UNIT COMPLETION DATE" means, in relation to a Unit, the day upon which CEPA certifies that such Unit, capable of operating in accordance with the Operation Parameters, has successfully completed its testing in accordance with Article 4 or would have had had NPC performed its obligations under this Agreement relating to the Site, the Ash Disposal Sites, the Access Road and the Pipelines, Fuel and electricity for testing and commissioning and start-up of the Power Station and the taking of electricity and the Transmission Line in a timely manner;


         "UNIT NET HEAT RATE" means, in relation to a Unit, the fuel-heat input required to generate a KWHR measured at the high-voltage side of the main transformer of such Unit with its feul-gas desulphurization plant in operation; and


         "UNPLANNED OUTAGE" shall have the meaning given to it in the Sixth Schedule (Electricity Delivery Procedures).

1.2      Any reference in this Agreement to:-

                  (i) an "ARTICLE" or a "SCHEDULE" is a reference to an article hereof or a schedule hereto; and

                  (ii) "CEPA" shall, upon the execution of the Accession Undertaking and where the context so requires or implies (in particular, but without limitation, Articles 7 and 11), be construed as a reference to CEPA PHILIPPINES as well.

1.3      In this Agreement:

                  (i) "$" and "dollar(s)" denote lawful currency of the United States of America;

                  (ii) "ps" and "peso(s)" denote lawful currency of the Republic of the Philippines;

                  (iii)    "MW" denotes a megawatt;

                  (iv)     "KW" denotes a kilowatt;


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

                  (v)      "KWHR" denotes a kilowatt hour; and

                  (vi)     "KVA" denotes a kilovolt-ampere.


                                    ARTICLE 2

                               SCOPE OF AGREEMENT

2.1 DESIGN AND CONSTRUCTION OF POWER STATION. CEPA shall cause and be responsible for the site survey and investigation, design, development, construction, completion, equipping, testing and commissioning of a coal fired thermal power station.

2.2 CONSTRUCTION. The Power Station shall be constructed and equipped in accordance with the First Schedule (Project Scope and Specifications).

2.3 COST OF CONSTRUCTION. All costs of CEPA in connection with the construction of the Power Station as provided in Article 2.1 shall be borne by CEPA. All necessary funding including any available preferential credits shall be arranged by and be the responsibility of CEPA.

2.4 THE SITE. NPC shall make the Site available to CEPA, its employees, contractors, sub-contractors and advisors as from the date hereof and up to the Transfer Date for the purposes of enabling CEPA to carry out preliminary contract works, and to construct and operate the Power Station as contemplated by this Agreement.

2.5 ELECTRICITY. (a) NPC at its cost shall ensure that electricity meeting the specifications in paragraph 11 of Section IV of the First Schedule (Project Scope and Specifications) is available on a timely basis to the Power Station at the terminal point specified in the Fifth Schedule (Transmission Line Specification) for:

                  (i) no-load tests prior to the initial synchronization of each Unit;

                  (ii) testing and commissioning after initial synchronization up to Unit Completion Date of each Unit;

                  (iii) the start-up of each Unit from time to time during the period from Unit Completion Date up to the Transfer Date; and

                  (iv) the general power requirements of the Power Station (including electricity for housing, lighting, airconditioning and water supply, when both Units are not operating) during the period from the commencement of no-load tests up to the Transfer Date.

         (b) Subject to the operation of Article 4.8, all electricity taken by the Power Station from NPC for load tests and start-up following a shutdown for Planned Outage or any Unplanned Outage allowed pursuant to Section 3 of the Sixth Schedule (Electricity Delivery Procedures), an optional test under Article 4.8 or pursuant to a dispatch order of NPC shall be for the account of NPC. All other electricity taken by the Power Station from NPC shall be paid for by CEPA at NPC's generally applicable rates for industrial users in the area.

2.6 OPERATION. CEPA shall, at its cost and subject to the other provisions of this Agreement, operate each Unit from its Unit Completion Date within the Operating Parameters set out in the Second Schedule (Operating Parameters).

2.7 RESPONSIBILITIES OF CEPA. CEPA at its own cost shall be responsible for:

                  (i) Site development and construction/erection of the Infrastructure;

                  (ii) constructing of the Power Station, to the specifications set out in of the First Schedule (Project Scope and Specifications) and in compliance with the requirements of the Environmental Compliance Certificate;

                  (iii) the importation and transportation of equipment to the Site;

                  (iv) preparation of the Environmental Impact Assessment Report (including an Environmental Impact Study) and obtaining the Project's Environmental Compliance Certificate;

                  (v) the obtaining of building, construction, operating and other permits, licences and other approvals for the Project, and of visas and work permits for foreign personnel, the recruitment of local labour and compliance with all local and other regulations including the payment of all fees and costs thereof and of any municipal taxes imposed on its sub-contractors;

                  (vi) constructing and maintaining the Access Road in accordance with Article 3.6 and the Sixteenth Schedule (Access Road and Specifications); and


                                       9
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                  (vii)    selection of the location and routes for the Ash
                           Disposal Sites and the Pipelines not later than three (3) calendar months and six (6) calendar months, respectively, from date hereof.

2.8      RESPONSIBILITIES OF NPC. NPC at its own cost shall:

                  (i) assist CEPA with respect to the responsibilities under Article 2.7 on a best efforts basis;

                  (ii) install and connect the Transmission Line in accordance with Article 13 and the Fifth Schedule (Transmission Line Specifications); and

                  (iii) provide full access to and from the Site, the Ash Disposal Sites and all land required in connection with the Access Road and the Pipelines in accordance with Articles 2.4 and 3.6.

2.9 FUEL SUPPLY. Until the Transfer Date, NPC shall, at its own cost, supply and deliver all Fuel for the testing, commissioning and operation of the Power Station in accordance with the specifications set forth in this Agreement and the Fourth Schedule (Specifications for Fuel Supply) and shall take all electricity generated by the Power Station during testing and commissioning and otherwise at the request of NPC and shall pay to CEPA fees provided in Article 7.

2.10 OWNERSHIP OF POWER STATION. From the date hereof until the Transfer Date, CEPA shall, directly or indirectly, own the Power Station and all the fixtures, fittings, machinery and equipment, on the Site and the Ash Disposal Sites or used in connection with the Power Station which have been supplied by it or at its cost. CEPA shall operate and maintain the Power Station for the purpose of converting Fuel of NPC into electricity.

2.11 TRANSFER. On the Transfer Date, the Power Station shall be transferred by CEPA to NPC without the payment of any compensation and otherwise in accordance with the provisions of Article 8.

2.12 COOPERATION. The parties hereto shall mutually cooperate with each other in order to achieve the objectives of this Agreement and performance by each of the parties hereto of their respective obligations hereunder.


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

                                    ARTICLE 3

                        CONSTRUCTION OF THE POWER STATION

3.1 CONSTRUCTION RESPONSIBILITY. CEPA shall be responsible for the site survey and investigation, design, construction, equipping, completion, testing and commissioning of the Power Station and shall commence work on the date hereof.

3.2 CEPA's RIGHTS. In pursuance of its obligations under Article 3.1, CEPA shall, amongst other things, have full right to:

                  (i) call for tenders and award contracts with or without tender;

                  (ii) arrange for the preparation of detailed designs and approve or reject the same;

                  (iii) appoint and remove consultants and professional advisers;

                  (iv)     purchase equipment;

                  (v) appoint, organize and direct staff, manage and supervise the Project;

                  (vi) enter into contracts for the supply of materials and services, including contracts with NPC; and

                  (vii) do all other things necessary or desirable for the completion of the Power Station in accordance with the Specifications and internationally accepted engineering standards by the Target Completion Dates.

3.3 LOCAL CONTRACTS. In pursuance of its obligations under Article 3.1, CEPA shall, where possible, award contracts to Philippine contractors and suppliers of materials and services and employ Philippine nationals provided that, in its opinion, the quality, delivery times, costs, reliability, skills, experience and other terms are comparable to those offered by foreign contractors, or suppliers and personnel.

3.4 MONITOR PROGRESS. NPC shall be entitled at its own cost to monitor the progress and quality of the construction and installation work provided that the same does not materially interfere with the works comprising the Project or expose any person on the Site to any danger. For this purpose, CEPA shall:


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

                  (i) submit to NPC a monthly report of construction progress which shall be in such detail as is reasonable in the circumstances;

                  (ii) ensure that NPC and any experts appointed by NPC in connection with the Project are afforded reasonable access to the Site at times to be agreed with CEPA;

                  (iii) make available for inspection at the Site copies of all plans and designs other than the any proprietary information of CEPA or any sub-contractor in relation to the Project or any part thereof; and

                  (iv) within six (6) months of the completion of the Power Station, supply NPC with one (1) set of reproducible copies and five (5) sets of white print copies (or equivalent) of all "as built" plans and designs required for the operation or maintenance of the Power Station.

         As soon as practicable after the date hereof CEPA and NPC shall organize a committee to formulate and agree on procedures for monitoring and reviewing the progress of the design, construction, equipping, completion and commissioning of the Power Station.

5        DISCLAIMER. NPC and CEPA:

                  (i) acknowledge that Article 3.4 is intended to provide NPC with the opportunity to gather data for its own information only, and that the same shall not be construed as giving NPC the right to approve, consider for possible amendment, require any revision or take any action with respect to designs or other work on the Power Station, except to indicate any divergence from the general specifications set out in the First Schedule (Project Scope and Specifications);

                  (ii) agree that in no event shall CEPA be required to suspend or delay construction or other work pending submission to NPC of any report, plan or design or the commencement or completion by NPC of any inspection, monitoring, review or other action under
                           Article 3.4;

                  (iii) accept that any engineering review conducted by NPC is solely for its own information and accordingly by conducting such review NPC make, no such representation as to the engineering soundness of the Power Station;


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
                  (iv) agree that CEPA shall in no way represent to any third party that, as a result of any review by NPC, NPC is responsible for the engineering soundness of the Power Station; and

                  (v) agree that CEPA shall, subject to the other provisions of this Agreement, be solely responsible for the economic and technical feasibility, operational capability and reliability of the Power Station.

3.6 ACCESS ROAD AND PIPELINES. NPC shall, at its own cost, give vacant possession of all land required in connection with (i) the Access Road to CEPA by no later than two (2) calendar months after the date hereof and (ii) the Pipelines to CEPA by no later than six (6) calendar months after CEPA shall have identified the routes of piping and sites for related facilities to NPC. NPC hereby warrants to CEPA that from date of delivery thereof to CEPA up to the Transfer Date, CEPA shall have continued and uninterrupted use of and access to such land for the purposes contemplated by this Agreement (including without limitation, the construction, installation, use, repair and maintenance of the Access Road and the Pipelines) and, when constructed, of the Access Road and the Pipelines, in each case at no cost to CEPA. Subject to NPC complying with the foregoing, CEPA shall, in a timely manner and at its own cost, ensure that there is provided to the Site the Access Road capable of taking traffic to and from the Site (and shall maintain and repair the Access Road to ensure that it is so capable throughout the Cooperation Period) in accordance with the requirements of the Sixteenth Schedule (Access Road and Specifications).

3.7      SITE AND ASH DISPOSAL SITES. NPC shall, at its own cost:

                  (i) within three (3) calendar months of the date hereof give vacant possession of the Site to CEPA and deliver a letter to CEPA confirming that it has obtained vacant possession of the Site and that CEPA has vacant possession of the Site and may enter, occupy and use the Site for the purposes contemplated by this Agreement (including, without limitation, commencement of works) at no cost to CEPA from the date thereof and up to and including the Transfer Date (together with copies, certified to be true copies of the original by the Corporate Secretary of NPC, of all documents evidencing or supporting such confirmation); and

                  (ii) give vacant possession of the Ash Disposal Sites to CEPA not later than six (6) calendar months from the date hereof Provided that, CEPA shall notify NPC of its choice of the location of the Ash Disposal Sites within the period specified in Article 2.7 (vii). In the event that CEPA fails to so notify NPC, the six-month period referred to above shall be extended by the actual number of days CEPA delays in notifying NPC of its choice of such location.

         NPC hereby warrants and guarantees to CEPA that CEPA shall have peaceful and exclusive possession of, and continued and uninterrupted use of and access to the Site and the Ash Disposal Sites from the date of delivery thereof to CEPA up to the Transfer Date. NPC shall, at its expense, take all steps necessary to ensure that it has registered legal title to the Site and the Ash Disposal Sites in its name not later than sixteen (16) calendar months after the date hereof and shall execute such instruments as may be necessary to permit the annotation thereon of CEPA's right to use the Site and the Ash Disposal Sites under this Agreement and the assignment of the same for the purpose of arranging financing for the Project consistent with Article 19.2. The Site and the Ash Disposal Sites shall be made available to CEPA at no cost to CEPA for the periods referred to above and shall not be used by CEPA for any purpose other than for power generation and support activities as contemplated herein without the prior consent of NPC.

3.8 CONSULTATION. Where appropriate, CEPA will consult with NPC concerning the development of the design of the Power Station and if and to the extent of the operation of the Luzon grid may be affected will discuss with NPC the possibility of alterations to the Specifications.

3.9 DRAWINGS AND TECHNICAL DETAILS. CEPA shall furnish NPC with three (3) hard copies and one (1) reproducible copy of the main group of drawings and technical details such as, but not limited to, the following:

                  (i) final arrangement plans for the general layout of machinery and equipment;

                  (ii) general and detailed drawings and specifications for the electro-mechanical work;

                  (iii) general and detailed design drawings for civil and architectural works;

                  (iv)     buried pipings, cable trench, sewage lines;

                  (v)      test procedures;

                  (vi) correction curves for the boiler and turbine efficiency;

                  (vii) start-up curve of the boiler and turbine as function of time for cold and hot starts;

         (viii) energy balance diagrams at the following different loads -- 25%, 50%, 75%, 100% and MCR with 0% and 1% make up; and

         (ix)     operation and maintenance manuals.

3.10 CONFIDENTIALITY. Each of NPC and CEPA agrees that all information and documents (whether financial, technical or otherwise) obtained by it or its agents from CEPA or from NPC or its agent's inspections which are not generally publicly available shall be kept confidential and not disclosed to any other person or entity without the prior written approval of CEPA or, as the case may be, NPC, except as required by law Provided that each of NPC and CEPA may, with the consent of the other, issue, from time to time, press releases containing non-sensitive information in relation to the progress of the construction of the Power Station. This covenant shall survive the termination of this Agreement.

3.11 PROJECT MILESTONE DATES. The parties shall work together to endeavour to achieve the timely completion of the Project in accordance with the following timetable:

                                                      TARGET DATE WHICH IS A DATE
                                                      FALLING BY THE FOLLOWING NUMBER
                                                      OF CALENDAR MONTHS AFTER THE
MILESTONE                                             DATE HEREOF

Submission of Feasibility Study                       Eleven (11)

Submission of Environmental Impact Study              Fifteen (15)

Issue of Environmental Compliance Certificate         Eighteen (18)

Financial Closing                                     Twenty-four (24)

Site Mobilization                                     Twenty-five (25)

Target Completion Date of Unit 1                      Fifty-eight (58)

Target Completion Date of Unit 2                      Sixty-one (61)

Target Completion Date of Power Station               Sixty-one (61)

The target date for all Milestones shall be extended automatically by the number of days beyond the date that is three (3) calendar months from date hereof that it shall take NPC to comply with the requirement under Article 3.7(i) and/or to submit any of the letters, opinions, endorsements, approvals and certifications referred to in Article 28.4. It is understood that the Milestones may be achieved without penalty earlier than the respective target dates, and not necessarily in the order, specified above.

 3.12 NO FAULT DELAY. In the event that any of the Milestones (a "delayed Milestone") is not attained by the target date set out against it in
         Article 3.11 (as the same may be extended pursuant to this Agreement) for any reason other than fault of CEPA, its agents, authorized representatives or contractors, then the target date for each subsequent Milestone shall be extended by the actual number of days that the delayed Milestone is delayed. For such purpose, the actual number of days of delay shall be counted from the original target date for the delayed Milestone up to the date the delayed Milestone is finally achieved. Without prejudice to Article 14.4, in the event that any Milestone is not attained for any reason whatsoever other than due to a fault of CEPA, its agents, authorized representatives or contractors within one hundred and eighty (180) days after the target date specified therefor, then, Article 8.5 shall apply. Without limiting the generality of the foregoing, any delay in the attainment of any Milestone by reason of or attributable to the failure by NPC to obtain vacant possession and use of all land required in connection with the Access Road and the Pipelines and/or vacant possession and legal title to the Site and the Ash Disposal Sites in the manner and within the period contemplated by Articles 3.6 and 3.7 shall be construed as a delay arising by reason other than due to a fault of CEPA, its agents, authorized representatives or contractors.

3.13 CEPA DELAY. In the event that, due to the fault of CEPA and through no fault of NPC, CEPA fails to:-

                  (i) attain any of the Milestones up to and including Site Mobilization within ten (10) days after the target date for such Milestone as set out in
                           Article 3.11 (as the same may be extended pursuant to this Agreement), CEPA shall pay NPC for each day thereafter until such Milestone is attained an amount specified in Section 1 of the Third Schedule (Penalty on Delays); and

                  (ii) complete an Unit in accordance with the First Schedule (Project Scope Specifications) within thirty (30) days after the Target Completion Date for such Unit (as the same may be extended pursuant to this Agreement), CEPA shall pay NPC for each day thereafter until the Unit Completion Date for such Unit as provided in Section 2 of the Third Schedule (Penalty on Delays),

         in each case, the obligation of CEPA to make such payments shall be secured by and be limited to the amount then available under the Bond.

3.14 PROLONGED DELAY/ABANDONMENT. In the event that due to the fault of CEPA and through no fault of NPC (i) the Completion Date of the Power Station has not occurred on or before the day falling three hundred and sixty-five (365) days after the Target Completion Date of the Power Station or (ii) the construction of the Power Station is deemed to have been abandoned, and in any such case, in the judgment of NPC after the confirmation of CEPA, it does not appear reasonably likely that the Completion Date will ever occur, CEPA shall pay to NPC by way of liquidated damages the balance of the amount available under the Bond after any amount paid or payable by CEPA to NPC pursuant to Article 3.13 has been paid but shall have no other liability in respect of such failure to complete the Power Station and upon such balance becoming payable, or being paid by CEPA prior to its becoming due, CEPA shall have no further liability to make payments pursuant to Article 3.13 or this Article 3.14. For the purposes of this Agreement, construction of the Power Station shall be deemed to have been abandoned if CEPA:

         (a) notifies NPC in writing that it has terminated all works of construction (other than following completion) and does not recommence such works; or

         (b) fails to achieve Site Mobilization within three (3) calendar months after its target date (as the same may be extended pursuant to this Agreement) other than by reason of Force Majeure or an act or omission of NPC; or

         (c) fails to resume work within one hundred eighty (180) days of termination or cessation of any event of Force Majeure, other than by reason of other Force Majeure or act or omission of NPC and subject always to Articles 14.4 and 14.7.

3.15 SUBSTANTIAL COMPLETION. Upon substantial completion of an Unit and/or the Power Station, CEPA may certify that such Unit and/or the Power Station has successfully completed its testing and that accordingly the Unit Completion Date for such Unit and/or the Completion Date has occurred notwithstanding that such Unit and/or the Power Station is unable to produce 500 MW or, as the case may be, 1,000 MW or to achieve the guaranteed Unit Net Heat Rate and in such event the payment of the Capacity Fees and Energy Fees Shall be made as provided in the Eighth Schedule (Delivery of Power and Energy).

3.16 EARLY COMPLETION. If the Unit Completion Date in respect of an Unit occurs prior to the commencement of its Cooperation Period, then NPC shall pay to CEPA a bonus on early completion an amount equal to the Capital Recovery Fees, Infrastructure Fees and Service Fees for the period commencing on such Completion Date and ending on the day falling immediately prior to the first day of such Cooperation Period.

3.17 BOND. (a) To secure the payment of its obligations under Articles 3.13 and 3.14, CEPA shall, not later than the date falling three (3) calendar months from the date hereof, cause the issuance to NPC of a standby letter of credit (the "BOND") acceptable to NPC in the amount of $60,000,000 (the "BASE AMOUNT"). Until the achievement of Site Mobilization (at which Milestone the amount available under the Bond shall be fixed at the base amount and shall no longer be increased), CEPA shall, upon the later of the achievement of each Milestone from Submission of Feasibility Study through Financial Closing and the target date for such Milestone, promptly cause the increase of the amount available under the Bond by an amount equal to 12.50% of the base amount, without need of demand from NPC. On the Unit Completion Date in respect of Unit 1, the amount available under the Bond shall be reduced by an amount equal to 50% of the base amount.

         (b) To secure NPC against abandonment by CEPA of the Power Station during the period from Completion Date up to Transfer Date, CEPA shall maintain during each year falling within such period a bond in the form of a stand-by letter of credit acceptable to and in favor of NPC (the "O & M BOND") in the face amount of $30,000,000. For purposes of this Agreement, the Power Station shall be deemed to have been abandoned if CEPA:

                  (i) notifies NPC in writing that it has decided to terminate all operations of the Power Station; or

                  (ii) fails to resume operation of the Power Station within one hundred eighty (180) days of termination or cessation or any event or Force Majeure, other than by reason of other Force Majeure or act or omission of NPC and subject always to Articles 14.5 and 14.7.

         (c) CEPA shall cause the Bond and the O & M Bond to be maintained in force and effect in the applicable amounts set forth above until the Completion Date and Transfer Date, respectively. For such purpose, CEPA shall ensure that, on a timely basis, (i) the amount available under the Bond is increased when required under paragraph (a) above, and (ii) the Bond (if expiring by its terms before the Completion
         Date) and the O & M Bond (if expiring by its terms before Transfer
         Date) are extended, renewed or replaced at least fifteen (15) days before their respective expiry dates, in each case for a term not shorter than six (6) calendar months.

                                   ARTICLE 4
                                    TESTING

4.1 TESTING PROCEDURES. The parties shall meet and agree on procedures, standards, protective settings and a program to be followed by CEPA for the testing of the Units and the Power

         Station in accordance with the Thirteenth Schedule (Test and Inspection) and NPC undertakes to take all electricity generated during any such testing and to pay an amount equal to the Energy Fees for the energy delivered to the system. For such purpose, the Unit Net Heat Rate shall be the guaranteed Net Heat Rate for the Unit.

4.2 COAL. All coal used in the testing of the Units and the Power Station shall be Performance Coal.

4.3 NOTICE OF TESTING. CEPA shall give to NPC not less than fourteen (14) days' notice, or such lesser period as the parties hereto may agree, of its intention to commence any testing at the Site.

4.4 NPC'S RESPONSIBILITIES. NPC shall ensure that there is made available, at its own cost, for any testing supplies of Fuel in sufficient quantity for the proper carrying out of such testing and of the quality specified in the Schedules hereto.

4.5 COST OF UTILITIES. The cost of the Fuel to be supplied by NPC pursuant to Article 4.4 shall be for NPC's account, however, the cost of Fuel for no-load tests shall be for the account of CEPA.

4.6 ATTENDANCE AT TESTING. NPC and/or its experts shall be entitled to be present at any testing at the Site; Provided notice has been given pursuant to Article 4.3, tests may be conducted validly at the notified times in the absence of representatives of NPC.

4.7 CERTIFICATION. Forthwith upon the completion of any testing, CEPA shall certify whether or not an Unit or the Power Station has satisfied such test and shall provide NPC with a copy of such certificate Provided that the certification by CEPA as to the results of the guarantee tests to demonstrate Nominated Capacity and Unit Net Heat Rate pursuant to Section 4 of the Thirteenth Schedule (Test and Inspection) shall be subject to the written confirmation of NPC (which confirmation NPC shall not unreasonably withhold).

4.8 OPTIONAL TESTS. Should an Unit exhibit unusually high Fuel consumption in relation to its power output, NPC may, upon fourteen (14) days' notice and subject to the availability of Performance Coal, require CEPA to test such Unit for its Unit Net Heat Rate in accordance with the procedures set out in Section 4 of the Thirteenth Schedule (Test and Inspection), provided such test shall be conducted not more often than once in any year. In the event that the test shows an Unit Net Heat Rate higher than the Unit Net Heat Rate guaranteed for the year following the year in which the test is conducted, as provided in
         Section 6 of the Second Schedule (Operating Parameters), the Unit Net Heat Rate for the Unit following such test shall be the Unit Net Heat Rate proven at the test, until such time as CEPA shall be able to prove, through a similar test, a lower Unit Net Heat Rate, and
(i) the cost of electricity for start-up of the Unit following any shutdown for such test shall be for the account of CEPA, and (ii) the number of days of allowed Unplanned Outage shall not be increased by the number of days of such shutdown.

                                   ARTICLE 5
                         OPERATION OF THE POWER STATION

5.1 CEPA'S RESPONSIBILITIES. CEPA shall, at its own cost, be responsible for the management, operation, maintenance, including the supply of consumable and spare parts, and repair of the Power Station until the Transfer Date and shall use its best endeavours to ensure that during such period the Power Station is in good operating condition and capable of converting Fuel supplied by NPC into electricity in a safe and stable manner within the Operating Parameters. CEPA shall be responsible for the maintenance of the (i) Access Road from and to the National Highway and the Site and the Ash Disposal Sites and all intrasite roads within the Power Station and (ii) the Pipelines, should the same be constructed. CEPA shall also maintain good relationship with the local community throughout the Cooperation Period.

5.2 PLANNED OUTAGE. Notwithstanding Article 5.1, it is understood and agreed by NPC and CEPA that in order to undertake necessary overhaul, maintenance, inspection and repair CEPA shall be entitled to periods of Planned Outage as provided in the Sixth Schedule (Electricity Delivery Procedures). By not later than the Completion Date of Unit I and each anniversary thereof, the parties hereto shall agree an annual schedule for Planned Outage during the course of the succeeding year which shall be revised as provided in the Sixth Schedule (Electricity Delivery Schedule). CEPA shall notify NPC immediately upon the occurrence of any Unplanned Outage and provide its best estimate of the probable duration of such outage.

5.3 OPERATION. CEPA undertakes that until the Transfer Date, subject to the supply of the necessary Fuel pursuant to Article 6 and to the other provisions hereof, it will operate the Power Station to convert such Fuel into electricity in accordance with Article 7.

5.4 CEPA's RIGHTS. In pursuance of its obligations under Article 5.1, CEPA shall, amongst other things, have full right to:

                  (i) enter into contracts for the supply of materials and services, including, contracts with NPC;

                  (ii) appoint and remove consultants and professional advisers;

                  (iii)    purchase replacement equipment;

                  (iv) appoint, organize and direct staff, manage and supervise the Power Station;

                  (v) establish and maintain regular inspection, maintenance and overhaul procedures;

                  (vi)     maintain and repair the Access Road; and

                  (vii) do all other things necessary or desirable for the running of the Power Station within the Operating Parameters.

5.5      NPC'S OBLIGATIONS. NPC shall at its own cost:

                  (i) maintain and repair the Transmission Line to ensure that at all times it is capable of operating within the specifications set out in the Fifth Schedule (Transmission Line Specifications); and


                  (ii) ensure that CEPA retains complete possession of the Site and the Ash Disposal Sites and use of the Access Road and the Pipelines on a continuing and uninterrupted basis as well as all land from time to time required in connection with the construction, installation, use, repair and maintenance thereof.

5.6 SAFETY AND TECHNICAL GUIDELINES. NPC and CEPA shall organize a steering committee which shall, from time to time, meet and discuss and agree safety and technical guidelines for the operation of the Power Station within the Operating Parameters and NPC'S system requirements and following such agreement CEPA shall operate the Power Station within such safety and technical guidelines.

5.7 AVAILABILITY. Availability will be determined by reference to Planned Outage calculated as provided in the Sixth Schedule (Electricity Delivery Procedures) and the parties hereto will agree an annual schedule of availability which shall be reviewed from time to time taking into consideration the requirements of both parties hereto; in agreeing the Availability Schedule, CEPA shall take account of the requirements of NPC.

5.8 ENVIRONMENTAL IMPACT. CEPA shall monitor and produce reports on the environmental impact of the Power Station in accordance with the requirements of the Environmental Compliance Certificate and shall operate the Power Station in the compliance with the requirements of the Environmental Compliance Certificate.

5.9 MEASUREMENT. Measurement of Coal usage during operation will be by coal weigher integrators installed at the coal feeders. Measurement of Oil usage during operation will be by flow meters of a type acceptable to NPC and CEPA with integrators installed between the oil storage tanks and the oil burners.

5.10 FLY ASH. NPC may, at its option and cost, take delivery of and remove fly ash produced by the Power Station without obligation to pay for the same, provided that CEPA's only obligation shall be to make the same available for receipt by bulk carriers at the fly ash silos chutes at the Site. CEPA shall be free to dispose of fly ash at the Ash Disposal Sites or otherwise for its account if NPC does not give CEPA timely notice of NPC's desire to acquire the fly ash or, having given such notice, NPC fails to remove such fly ash on a timely basis. NPC shall indemnify and hold CEPA free and harmless from and against any costs, expenses, damages, suits or claims arising from the taking, use or sale by NPC of fly ash or its application for any purpose whatsoever after receipt by NPC.


                                   ARTICLE 6
                                SUPPLY OR FUEL

6.1 SUPPLY OF FUEL. Throughout the period from the testing and commissioning of Unit 1 until the Transfer Date, NPC shall at all times supply and deliver, at its own cost, Fuel required by CEPA and necessary for the Power Station to generate the electricity required to be produced by it pursuant to Article 7.

6.2 DELIVERY. NPC shall ensure that at all times the necessary stocks of Fuel as required by CEPA are delivered and stored at the Site or are available for immediate delivery to the Site. CEPA shall submit to NPC monthly projection of Coal and Oil usage for one (1) year. NPC and CEPA will liaise to prepare Fuel schedules showing anticipated times and quantities of Fuel to be utilized by the Power Station, and NPC shall be responsible for ensuring the availability of Fuel supplies, for the payment therefor and for all arrangements with the suppliers. Delivery to the Power Station will be arranged and paid for by NPC, and, in respect of Coal, will be by sea to the Jetty at the Site and, in respect of Oil, will be by road and sea to the oil delivery points identified as such by CEPA and then by pipeline to the oil storage tanks at the Site. CEPA will be responsible for unloading, stacking out and reclaiming Coal to and from the coal stockpile on the Site. NPC and CEPA shall agree on procedures for the measurement of the volume of Fuel delivered to CEPA, which procedures shall be set out in the fuel management agreement referred to in Article 6.7.

6.3 COST. Without prejudice to Article 4.5, the cost of the Fuel to be supplied by NPC pursuant to Article 6.1 shall be for NPC's account.

6.4      QUALITY DETERMINATION.

         (a) NPC shall, before shipment, cause coal samples representative of the shipment to be taken in accordance with ASTM standards and procedures and analyzed by a qualified independent testing laboratory appointed by NPC. CEPA may assign representatives to observe and witness the aforesaid samplings and analyses at its own cost. NPC shall provide CEPA with certificates of analysis. The costs and expenses for such coal testings and analyses will be for the account of NPC.

         (b) Upon delivery to CEPA at the Site, all fuel oil and coal shall be tested for compliance with the Fuel Specifications at a laboratory and in accordance with sampling and test procedures and fuel analysis parameters agreed upon by CEPA and NPC and set out in the fuel management agreement referred to in Article 6.7. Should a party disagree with the results of any test conducted pursuant to this subparagraph (b), such party may, at its own cost, have the fuel oil and coal re-tested by a qualified independent testing laboratory acceptable to both parties.

         (c) CEPA shall, at all times, be entitled to reject, and NPC shall then remove at NPC's cost, any fuel oil and coal if the results of any test relating to it show that it does not comply with the Fuel Specifications but NPC shall not have liability to CEPA for damage to the Power Station resulting from fuel oil and coal not complying with Fuel Specifications.

6.5 STORAGE, CUSTODY AND SECURITY. Coal delivered to the Site shall be stored at the coal stockpile at the Site. Oil delivered to the Site shall be stored in the oil storage tanks erected by CEPA. CEPA shall be responsible for all security, insurance and safety arrangement in respect of all Fuel delivered and turned over by NPC to CEPA at the Site in accordance with the terms of a fuel management agreement to be entered into pursuant to Article 6.7.

6.6 INSURANCE. Subject to Article 6.7, NPC shall be responsible for and shall bear the risk of damage to or loss of the Fuel, for whatever reason, at all times prior to the Fuel being consumed by CEPA for the purpose of converting such Fuel into electricity pursuant to the terms hereof. NPC shall ensure that at all such times prior to delivery to CEPA at the Site the Fuel is insured for full reinstatement value with a reputable insurance company against such loss or damage. CEPA shall ensure that all such Fuel delivered and received by it at Site is insured for full reinstatement value with reputable insurance company against any loss or damage.

6.7 FUEL MANAGEMENT. Following the delivery and receipt thereof, CEPA shall manage the stocks of Fuel and shall ensure the safe storage thereof in accordance with the standards of a prudent operator of a plant such as the Power Station and, to the extent not covered by any policy of insurance issued pursuant to the terms hereof, CEPA shall be responsible for any loss of Fuel caused as a direct consequence of its gross negligence or wilful misconduct or that of its agents or authorized representatives. NPC and CEPA shall as soon as possible after the date hereof negotiate in good faith with the view to executing not later than six (6) months from date hereof a fuel management agreement setting out the implementing details for the delivery, measurement, analysis, storage, custody, inventory and security of Fuel to be provided by NPC to CEPA pursuant to and upon the terms set out in this Agreement.


                                   ARTICLE 7
               SUPPLY OF ELECTRICITY, FEES AND FOREIGN EXCHANGE

7.1 SUPPLY. Subject to NPC supplying the necessary Fuel and electricity pursuant to the provisions of this Agreement, CEPA agrees to convert such Fuel into electricity and NPC agrees to take and pay for all electricity requested by NPC in accordance with the procedures set out in the Sixth Schedule (Electricity Delivery Procedures) and the Operating Parameters set out in the Second Schedule (Operating Parameters). CEPA shall dedicate the entire Power Station output (net of Power Station usage) to NPC.

7.2 QUANTITY. The quantities of electricity delivered to NPC by CEPA from time to time shall be monitored, measured and recorded in accordance with provisions of the Seventh Schedule (Measurement and Recording of Electricity).

7.3 FAILURE TO SUPPLY/ACCEPT ELECTRICITY. CEPA shall notify NPC promptly of the occurrence of any event (other than Planned Outage) which results or may result in the Power Station being unable to operate in accordance with the Specifications and within the Operating Parameters and NPC shall notify CEPA promptly of the occurrence of any event which results or may result in NPC being unable to accept electricity in accordance with the requirements previously notified to CEPA.

7.4 DELIVERY OF ELECTRICITY. The place for delivery of the electricity shall be the Delivery Points. Without prejudice to the provisions of
         Article 7.5 and NPC's obligations to make payments, it is acknowledged that the Power Station is a dispatchable provider of electricity and accordingly, subject to NPC giving the necessary notice, NPC shall only be obliged to accept power that it has requested.

7.5      FEES

         (a) Save as provided in sub-paragraph (b) below, in respect of each Month, or part thereof, falling within the Cooperation Period in respect of each Unit, NPC shall pay to CEPA Capital Recovery Fees, Fixed Operating Fees, Service Fees, Infrastructure Fees and Energy Fees in each case calculated as provided in the Eighth Schedule (Delivery of Power and Energy).

         (b) Without prejudice to the operation of Article 3.16, if the Unit Completion Date in respect of an Unit occurs prior to the commencement of its Cooperation Period then, for the period commencing on such Unit Completion Date and ending on the day falling immediately prior to the first day of such Cooperation Period, and also for the period commencing twenty-five (25) years after such Unit Completion Date, and ending on the last day of such Cooperation Period, NPC shall pay to CEPA by way of fees under this Article only the amounts pertaining to Fixed Operating Fees and Energy Fees, in each case calculated as provided in the Eighth Schedule (Delivery of Power and Energy).

         (c) After the end of the Cooperation Period in respect of the first Unit, NPC will make payments on the same basis as provided in sub-paragraph (b) above in respect of electricity which CEPA certifies is available to NPC from such Unit.

7.6 INVOICES FOR FEES. In respect of each Month, CEPA will deliver to NPC an invoice in respect of Capital Recovery Fees, Fixed Operating Fees, Service Fees, Infrastructure Fees and Energy Fees for such Month and NPC shall pay to CEPA the amount of such invoice within thirty
         (30) days after the delivery of such invoice.

7.7 PAYMENT. All fees payable to CEPA pursuant to this Article 7 shall be paid in the currencies stipulated in the Eighth Schedule (Delivery of Power and Energy) save that any value added tax thereon (which shall be separately stated in all invoices) shall be paid in pesos and each sum payable shall be increased so as to ensure that after NPC has deducted therefrom any and all taxes or charges required to be deducted therefrom pursuant to Article 7.11 by NPC there remains a sum equal to the amount that would have been payable to CEPA had there been no requirement to deduct or withhold such taxes or other charges.

7.8 PRE-COMPLETION ENERGY FEES. During commissioning and testing, NPC shall pay to CEPA Energy Fees calculated as provided in the Eighth Schedule (Delivery of Power and Energy) in respect of all electricity generated. For such purpose, the Unit Net Heat Rate for each Unit shall be its guaranteed Unit Net Heat Rate.

7.9 PRE-COMPLETION AND STANDBY FEES. Subject to Article 13, NPC shall pay CEPA pre-completion and standby fees equal to the Service Fees and 50% of the Fixed Operating Fees calculated as provided in the Eighth Schedule (Delivery of Power and Energy) on the basis that the Unit or Units shall be deemed to have been successfully tested to their Net Contracted Capacity, in respect of the period, if any, from the date upon which CEPA provides notice of its intention to commence testing following mechanical and electrical completion of one or both of the Units until the date upon which NPC confirms that installation and connection of the Transmission Line have been completed and that it is capable of operating within the specifications contained in the Fifth Schedule (Transmission Line Specifications).

7.10 INVOICES FOR PRE-COMPLETION AND STANDBY FEES. In respect of each calendar month or part thereof, CEPA will deliver to NPC as invoice in respect of the fees payable pursuant to Articles 7.8 and 7.9 for such month and any bonus or fees payable hereunder for such month or part thereof and NPC shall pay to CEPA, the amount of such invoice within thirty (30) days after the delivery of such invoice.

7.11 NO SET OFF. All payments made by NPC hereunder shall be made free and clear of and without deduction for or on account of any set-off, counterclaim, tax or otherwise except as required by the law of the Republic of the Philippines.

7.12 DISPUTES. If NPC disputes the amount specified in any invoice it shall so inform CEPA within fourteen (14) days of receipt of such invoice; if the dispute is not resolved by the due date NPC shall pay the undisputed amount on or before such date and the disputed amount shall be resolved within fourteen (14) days after the due date of such invoice and all or any part of the disputed amount paid to CEPA shall be paid together with interest pursuant to Article 29.1 from the due date of such invoice.

7.13 DOLLAR PAYMENTS. All sums payable to CEPA in dollars shall be payable in dollars, in same-day fund not later than 11:00 a.m. (time of the place where the account is located) on the day when the payment is due, to the account of CEPA with (i) a bank in Hong Kong,

         London or New York which CEPA shall specify or (ii) such other bank which CEPA shall specify and is acceptable to NPC.

7.14 COST OF PAYMENT. Any costs incurred by NPC in connection with the remittance of funds outside the Philippines shall be for NPC's account and NPC shall ensure that the amount received by CEPA shall be the full gross amount free from any claims or deductions whatsoever Provided that the portion of any regular and generally applicable bank charges and fees in excess of 1.50% of the amount remitted shall be for the account of CEPA and shall be deducted from the amount so remitted.

7.15 PESO PAYMENTS. All sums payable to CEPA in pesos shall be payable in pesos in Manila, in same-day funds not later than 11:00 a.m., Manila time, on the day when payment is due, to the account of CEPA with a bank in Manila that CEPA shall specify to NPC.

7.16 DOLLAR DEFICIENCY. In the event that any payment, whether pursuant to judgment or otherwise, upon prompt conversion to dollars and transfer, as provided in Article 7.13, does not result in payment of the dollar amount stipulated in this Agreement, CEPA shall be entitled to immediate payment of, and shall have a separate cause of action for, the dollar deficiency. However, should any such payment (upon conversion to dollars and transfer offshore as aforesaid) result in the receipt by CEPA of a sum in excess of the dollar amount stipulated in this Agreement, CEPA shall notify and pay the excess amount to NPC immediately upon CEPA's receipt of notice of the over-payment and its agreement to the same.

7.17 PAYMENT TO NPC. All sums payable by CEPA to NPC, whether pursuant to judgment or otherwise, shall be payable in same-day funds not later than 11:00 a.m., Manila time, on the day when payment is due, to the account of NPC with a bank in Manila that NPC shall specify.

7.18 CHANGE IN CIRCUMSTANCES. In the event that as a result of any laws or regulations of the Republic of the Philippines, or any agency or other body under the control of the Government of the Republic of the Philippines or any regional or municipal authority thereof, coming to effect after 14th January, 1994, or as a result of any such laws or regulations (including any official interpretation thereof which CEPA has relied upon in entering into this Agreement) in force at the date hereof being amended, modified or repealed, the interest of CEPA in the Site, any of the Ash Disposal Sites and Pipelines, the Project or the Power Station and/or CEPA's economic return (net of tax or other imposition, including, without limitation any withholding or remittance tax on the payment of dividends) on its investment is materially reduced, prejudiced or otherwise adversely affected (including, without limitation, any restriction on the ability to remit funds in foreign currency outside the Philippines) then parties hereto shall meet and endeavour to agree amendments to this Agreement and if after ninety (90) days no such agreement has been reached the provisions of Article 9.5 shall apply.

7.19 DEEMED COMPLETION. If Unit Completion Date is achieved for a Unit on the basis that such Unit would have successfully completed its testing had NPC performed its obligations under this Agreement relating to the Site, the Ash Disposal Sites, the Pipelines and the Access Road, Fuel and electricity for testing and commissioning and start-up of the Power Station, and the taking of electricity and the Transmission Line in a timely manner, the Nominated Capacity for such Unit shall be its Net Contracted Capacity and its Unit Net Heat Rate shall be its guaranteed Unit Net Heat Rate, until such time as a guarantee test to demonstrate Nominated Capacity and Unit Net Heat Rate can be conducted in accordance with Section 4 of the Thirteenth Schedule.


                                   ARTICLE 8
                        TRANSFER OF OWNERSHIP AND BUYOUT

8.1 TRANSFER. Six (6) calendar months prior to the Transfer Date, CEPA shall arrange the training at the Site for an adequate number of NPC personnel in relation to the operation of the Power Station. On the Transfer Date, CEPA shall transfer to NPC (and shall execute such documents as may reasonably be considered necessary to effect such transfer), free from any lien or encumbrance created by CEPA and without the payment of any compensation, all its right, title and interest in and to the fixtures, fittings, spare parts, plant and equipment (including test equipment and special tools and vehicles used solely in plant management and operation) and all improvements comprising the Power Station. CEPA shall also deliver to NPC on such date such operating manuals, operation summaries/transfer notes, design drawings, including any revision to "as-built" plans to reflect improvements, additions or other changes introduced to the Power Station during the Cooperation Period, and other information as may reasonably be required by NPC to enable it to take over the operation of the Power Station. CEPA shall arrange a maintenance schedule which ensures that a scheduled overhaul (at which an agreed number of NPC personnel may be present at NPC's cost) of the Power Station shall occur within twelve (12) calendar months of the Transfer Date. NPC acknowledges and agrees that ownership of the Jetty may have to be turned over to the Philippine Ports Authority on or before the Transfer Date in accordance with the regulations issued by such Authority.

8.2 INVENTORIES. Six (6) calendar months prior to the Transfer Date, NPC and CEPA shall meet and agree the inventories involved, the mechanics of transfer and security arrangements but CEPA shall not be liable for any discrepancies between such inventories and and the actual fixtures, fittings, plant and equipment and vehicles transferred provided that following agreement on inventories CEPA shall exercise the same care regarding the fixtures, fittings, plant and equipment and all improvements therein as it did prior to agreeing the same and provided further that NPC shall be entitled to provide a security unit within the Site.

8.3 WARRANTIES. The Power Station and all other equipment transferred pursuant to Article 8.1 or otherwise pursuant to this Agreement shall be transferred on an "as is" basis and any warranties which would otherwise be implied by statute or otherwise, including, without limitation, warranties as to title, fitness for the purpose, the absence of patent or inherent defects, description or otherwise of whatsoever nature will be excluded and after the Transfer Date CEPA shall be under no liability whatsoever to NPC or a person designated by NPC and NPC shall indemnify and keep indemnified CEPA against any liability to any person arising from the use of operation of the Power Station after the Transfer Date Provided however that CEPA shall, subject to the cost of such subrogation or assignment being met by NPC, subrogate or assign to NPC any and all rights and benefits which it is able to subrogate or assign of any unexpired warranties in respect of the building, plant and equipment of the Power Station under applicable laws or otherwise.

8.4 NPC'S RESPONSIBILITIES. NPC shall be responsible for all costs and expenses (including legal fees and taxes or duties) incurred in connection with the transfer referred to in Article 8.1 and shall at its own cost obtain or effect all governmental and other approvals, licences, registrations and filings and take such other actions as may be necessary for the transfer contemplated in Article 8.1, and reimburse CEPA on demand for all such costs and expenses incurred by CEPA in respect of such transfer. Except for the preparation of training programs and the provision of trainers, training materials, a classroom (if needed) within the Site and transportation within the Site (which shall be CEPA's responsibility and for its account), NPC shall (i) be responsible for all arrangements and costs for the training of its personnel or their attendances at the scheduled overhaul referred to in Article 8.1, including their transportation, insurance, board and lodging and (ii) be responsible for all acts and omissions of its personnel while such personnel are within the premises of the Power Station.

8.5 BUYOUT. If the circumstances set out in Articles 3.12, 7.18, 9.4, 14.4, 14.5, or 28.3 arise or if, not earlier than twenty (20) years after the Completion Date, NPC gives not less than ninety (90) days notice to CEPA that it wishes to close the Power Station or, if NPC has failed to ensure the due payment of any sum due hereunder within three (3) calendar months of its due date then, upon CEPA giving to NPC not less than ninety (90) days notice requiring NPC to buy out CEPA or, as the case may be, NPC giving not less than ninety (90) days notice requiring CEPA to sell out to NPC, NPC shall purchase all CEPA's right, title, and interest in and to the Power Station and thereupon all CEPA's obligations hereunder shall cease. Upon the earlier of such purchase and the expiry of any such ninety (90) days notice period, CEPA shall be released from all of its obligations under this Agreement.

8.6 WARRANTIES AND RESPONSIBILITIES. In respect of any transfer of the Power Station pursuant to Article 8.5, the provisions of Articles 8.3 and 8.4 shall apply thereto and the Power Station shall be transferred free from any lien or encumbrance created by CEPA.

8.7 BUYOUT PRICE. Subject to Article 8.8, the purchase price in dollars, payable pursuant to Article 8.5, will be the total remaining amount of the Capacity Fees (except Fixed Operating Fees) payable to CEPA pursuant to Article 7.5 until the transfer Date upon the assumption that the Nominated Capacity during each year of the Cooperation Period for such period is equal to the lower of the Nominated Capacity last nominated by CEPA and the Net Contracted Capacity and the resulting figure discounted to its value on the date of completion of the buyout by applying a discount rate equal to the last published Commercial Interest Reference Rate for dollars by the Organization for Economic Cooperation and Development Provided that no buyout may take place without the consent of CEPA if the purchase price calculated as above is not positive Provided further that if NPC is to buy out CEPA pursuant to Article 8.5 pursuant to a notice given by NPC not earlier than twenty (20) years after the Completion Date that NPC wishes to close the Power Station in calculating the purchase price pursuant to this Article the Service Fees shall be reduced by five per cent (5%).

8.8 PRE-COMPLETION BUYOUT PRICE. If the provisions of Article 8.5 apply prior to the Completion Date, the purchase price payable shall be an amount equal to the aggregate of all the costs, expenses and liabilities incurred by CEPA in connection herewith as estimated by an independent accountant jointly appointed by both parties plus an amount equal to ten per cent (10%) or such aggregate provided such additional amount shall not be payable if the provisions of Article
         8.5 are applicable pursuant to Article 14.4.

8.9 TIMING. Completion of a buyout pursuant to Article 8.5 shall take place on the date of the expiry of the notice specified therein at which time NPC will pay CEPA the purchase price calculated in accordance with Article 8.7 or, as the case may be, Article 8.8 and payable in dollars and CEPA shall warrant that following such buyout the Power Station shall be free from any lien or encumbrance created by CEPA.

8.10 DEDUCTIONS. In the event that the provisions of Article 8.5 apply pursuant to Article 14.4 or 14.5 then there shall be deducted from the sum payable pursuant to Article 8.7 or 8.8 an amount equal to the value, if any, of any insurance proceeds received by CEPA in respect of the event leading to the operation of the provisions of Article 14.4 or 14.5.


                                   ARTICLE 9
                     REPRESENTATIONS AND WARRANTIES OF CEPA

9.1 CORPORATE EXISTENCE. CEPA represents that it is a private corporation, duly organized and existing under the laws of the British Virgin Islands with the corporate power and authority to execute, deliver and perform the terms and conditions to be performed by it under this Agreement and is a wholly-owned subsidiary of Consolidated Electric Power Asia Limited.

9.2 GOVERNMENT AUTHORIZATIONS. CEPA represents and warrants that it has taken all necessary corporate action and secured or caused to be secured (to the extent that the same may reasonably be secured as at the date hereof) all orders, consents, approvals, licenses and permits of all relevant governments or governmental agencies in order for it to construct, own and operate the Power Station.

9.3 COMPLIANCE WITH STANDARDS. CEPA warrants that the Power Station shall be constructed, operated and maintained in accordance with internationally accepted engineering standards in force in the Philippines.

9.4 COMPLIANCE WITH LAWS. CEPA shall operate the Power Station in accordance with all environmental and other Philippine and local laws and regulations in force as at 14th January 1994 and shall comply with any changes in such law and regulations and with any new laws and regulations provided that if to comply with such change or new laws and regulations would:

         (i) result in the Power Station being unable to operate in accordance with the Specifications or within the Operating Parameters; or

         (ii) result in the interest of CEPA in the Site, any of the Ash Disposal Sites and the Pipelines, the Project or the Power Station and/or CEPA's expectation of its economic return (net of tax or other imposition) on its investment being materially and adversely affected, then the parties shall meet and endeavour to agree on amendments to this Agreement and if after ninety (90) days no such agreement has been reached the provisions of Article 8.5 shall apply.

9.5 WARRANTY AGAINST CORRUPTION. CEPA hereby warrants that neither it nor its representatives have offered any government officer and/or NPC official and employee any consideration or commission for this Agreement nor has it or its representatives exerted or utilized any corrupt or unlawful influence to secure or solicit this Agreement for any consideration or commission; that CEPA shall not subcontract any portion or portions of its scope of the work under this Agreement awarded to any person known by CEPA to be an official or employee of NPC or to the relatives within the third degree of consanguinity or affinity of NPC officials who are directly or indirectly involved in contract awards or project prosecutions and that if any commission is being paid to a private person, CEPA shall disclose the name of the person and the amount being paid and that any material violation of this warranty shall constitute a sufficient ground for the rescission or cancellation of this Agreement or the deduction from the contract price of the consideration or commission paid without prejudice to the filing of civil or criminal action under the Anti-Graft Law and other applicable laws against CEPA and/or its representatives and NPC officials and employees.

                                   ARTICLE 10
                     REPRESENTATIONS AND WARRANTIES OF NPC

10.1 CORPORATE EXISTENCE. NPC represents that it is a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, and has the corporate power and authority to execute, deliver and carry out the terms and conditions of this Agreement.

10.2 GOVERNMENT AUTHORIZATIONS. NPC represents and warrants that it has taken all necessary corporate action, and has secured or caused to be secured all necessary Government orders, consents or approvals, permit and licences to enter into this Agreement, purchase power from CEPA and make payments therefor in the respective currencies referred to herein except to the extent that a waiver has been obtained in accordance with Article 28.4.

10.3 COMPLIANCE WITH LAWS. NPC shall, it all times, conform to all laws, rules, regulations and ordinances applicable to NPC, the failure to comply with which will have a material adverse effect on its ability to perform its obligations hereunder.

                                  ARTICLE 11
                                     TAXES

11.1 TAX RESPONSIBILITIES. NPC shall be responsible for the payment of (i) all taxes, import duties, fees, charges and other levies imposed by the Republic of the Philippines or any agency, instrumentality, political subdivision or taxing authority thereof or therein to which CEPA (which term shall include, for the avoidance of doubt, CEPA PHILIPPINES) may at any time be or become subject in or in relation to the performance of their obligations under this Agreement (other than (a) taxes imposed or calculated on the basis of the net income of CEPA (which term shall include, for the avoidance of doubt, CEPA PHILIPPINES) and the personal income taxes of its personnel and (b) construction permit fees, environmental permit fees and other similar fees and charges and (c) municipal taxes imposed on sub-contractors of CEPA) and (ii) all real estate taxes and assessments, rates and other charges in respect of the Site, the Ash Disposal Sites, the Pipelines, the buildings and improvements thereon, the Infrastructure and the Power Station.

11.2 PAYMENTS FREE AND CLEAR. Without limiting the generality of the foregoing Article, all sums payable by NPC hereunder, whether by way of fees, reimbursement of expenses or taxes, or otherwise shall be paid in full, without set-off or counterclaim, free of any deductions and withholdings imposed by the Republic of the Philippines or any agency, instrumentality, political subdivision or taxing authority thereof or therein, all of which shall be for the account of NPC. In the event that NPC is prohibited by law from making payments hereunder free from deductions or withholdings, then NPC shall pay such additional amounts to CEPA as may be necessary in order that the actual amount received after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required.

                                  ARTICLE 12
                                   INSURANCE

CEPA shall be responsible to ensure that there is effected insurance as provided in the Ninth Schedule (Insurance) and shall provide NPC with copies of all policies of insurance effected by it. Subject to Article 14.7 and unless NPC has failed to perform any of its payment obligations hereunder and such failure continuing, the proceeds of claims against such insurance, except third party liability and workmen's compensation insurance, with respect to damage or other casualty to the Power Station shall be applied by CEPA to the extent necessary to repair or restore the Power Station to its previous condition.

                                  ARTICLE 13

                               TRANSMISSION LINE

NPC shall, at its cost, construct, install and connect the Transmission Line that will permit it to receive the Net Contracted Capacity from Unit 1 and the Power Station not later than fifty-three (53) calendar months and fifty-six
(56) calendar months, respectively, from the date hereof in accordance with the specifications set out in the Fifth Schedule (Transmission Line Specifications). If the Unit/Power Station completion is anticipated to be earlier than originally scheduled, NPC and CEPA shall use their best efforts to adjust the program accordingly.

                                   ARTICLE 14

                                 FORCE MAJEURE

14.1 FORCE MAJEURE. No failure or omission to carry out or observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim by any party hereto against any other party hereto, or be deemed to be a breach of this Agreement if the same shall be caused by or arise out of:

         (a) (other than as referred to in paragraph (b) below), any war, declared or not or hostilities, or of belligerence, blockade, revolution, insurrection, riot, public disorder, expropriation, requisition, confiscation or nationalization, export or import restriction by any governmental authorities, closing of harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within any place, rationing or allocation, whether imposed by law, decree or regulation by, or by compliance of industry at the insistence of any governmental authority, or fire, earthquake, unusual flood, volcanic activity, storm, typhoons, lightning, tide (other than normal tides), tsunamis, perils of the sea, accidents of navigation or breakdown or injury of vessels, accidents to harbours, docks, canals, or other assistances to or adjuncts of shipping or navigation, epidemic, quarantine, strikes or combination of workmen, lockouts or other labour disturbances or any other event, matter or thing, wherever occurring, which shall not be within the reasonable control of the party affected thereby; or

         (b) war, declared or not or hostilities occurring in or involving the Republic of the Philippines, or of belligerence, blockade, revolution, insurrection, riot, public disorder, expropriation, requisition, confiscation or nationalization by or occurring in or involving the Republic of the Philippines, export or import restrictions by any governmental, regional or municipal authorities of or within the Republic of the

                  Philippines, closing of harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within the Republic of the Philippines, rationing or allocation, whether imposed by law, decree or regulation by, or by compliance of industry at the insistence of, any governmental authority of or within the Republic of the Philippines, or any other event, matter or thing, wherever occurring, which shall be within the reasonable control of NPC or the government of the Republic of the Philippines or any agency or regional or municipal authority thereof, each of the foregoing events, matters or things being called "FORCE MAJEURE" in this Agreement.

14.2 EXCEPTIONS. Notwithstanding Article 14.1, NPC (i) shall not be entitled to claim for itself Force Majeure in respect of any Force Majeure mentioned in sub-paragraph (b) of Article 14.1; and (ii) shall not be relieved of its obligation to make payments of Capacity Fees, Energy Fees and other fees as provided in Article 7 by the occurrence of any Force Majeure mentioned in sub-paragraph (b) of Article 14.1 whether affecting NPC or CEPA.

14.3     PROCEDURE. The party invoking Force Majeure shall:

                  (i) notify the other parties as soon as reasonably possible by telex, letter or facsimile of the nature of the Force Majeure and the extent to which the Force Majeure suspends the affected party's obligations under this Agreement; and

                  (ii) resume performance of its obligations as soon as possible after the Force Majeure condition no longer exists.

14.4 REVISED TIMETABLE. If Force Majeure applies prior to the Completion Date, the parties will meet to discuss a revised timetable for the completion of the Project indicating the revised target dates of any Milestone so affected and the target date for any subsequent Milestone (including, without limitation, Target Completion Dates), and such agreed revisions shall be set out in writing. If the effect of the Force Majeure has applied for a period in excess of one hundred and eighty (180) days, the parties hereto will meet to discuss the basis and terms upon which the arrangements set out in this Agreement may be continued and if the parties are unable to agree on such basis and terms within thirty (30) days following the expiry of such one hundred and eighty day period and such Force Majeure is mentioned in sub-paragraph (b) of Article 14.1, the provisions of Article 8.5 shall apply.

14.5 COOPERATION PERIOD. If Force Majeure occurs during the Cooperation Period, the Cooperation Period shall be extended by a period equal to that during which the effect of the Force Majeure applies Provided that (i) if such effect applies for a period in excess of one hundred and eighty (180) days, the parties hereto will meet to discuss the basis and terms upon which the arrangements set out in this Agreement may be continued and (ii) if the parties are unable to agree on such basis and terms within thirty (30) days following the expiry of such one hundred and eighty day period and such Force Majeure is mentioned in sub-paragraph (b) of Article 14.1, the provisions of Article 8.5 shall apply.

14.6 CONSULTATION. The parties hereto will consult with each other and take all reasonable steps to minimize the losses of either party resulting from Force Majeure.

14.7 UNINSURED FORCE MAJEURE. If any event of Force Majeure occurs which causes material damage to the Project or the Power Station and such event or such damage would not ordinarily be insured against by NPC then CEPA shall not be obliged to reinstate the Power Station, or, as the case may be, complete the building of the same, until the parties hereto have agreed upon the terms for such reinstatement or completion in a manner which will ensure that CEPA's economic return on its investment is substantially maintained and not prejudiced in any material way and NPC agrees that it shall promptly, and in good faith, enter into discussions with CEPA to reach such agreement.

                                   ARTICLE 15

                           REIMBURSEMENT AND INDEMNITY

NPC shall reimburse and indemnify CEPA for all actual and direct costs and expenses incurred by CEPA as a result of the extension of the target date for any Milestone for reasons other than (i) failure by NPC to obtain the approvals described in Article 28.4; or (ii) fault of CEPA or (iii) Force Majeure, to the extent that such costs and expenses cannot be avoided by CEPA through commercially reasonable means.

                                   ARTICLE 16

                              SEVERAL OBLIGATIONS

Except where specifically stated in the Agreement to be otherwise, the duties, obligations, and liabilities of the parties hereto are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture among the parties hereto. Each party hereto shall be liable individually and severally for its own obligations under this Agreement.

                                   ARTICLE 17

                                     NOTICES

17.1 WRITING. Unless otherwise stated, each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, letter or facsimile.

17.2 ADDRESSES. Any communication or document to be made or delivered by one party to another pursuant to this Agreement shall be made or delivered to the other at the following address, telex number or facsimile number:

                  NATIONAL POWER CORPORATION
                  President
                  Agham Road corner Quezon Avenue
                  Quezon City, Philippines

                  Telex Number: 40120 NAPOCOR PM
                  Facsimile Number: (0632) 921-24-68

                  CEPA PANGASINAN ELECTRIC LIMITED
                  63rd Floor, Hopewell Centre
                  183 Queen's Road East
                  Hong Kong

                  Facsimile Number: 527-0971

                  PANGASINAN ELECTRIC CORPORATION
                  Attention: The President

                  Suite 202, CTC Building
                  2232 Roxas Boulevard
                  Pasay City
                  Metro Manila
                  Philippines

                  Facsimile Number: (632) 832 2644

or such other address, telex number or, as the case may be, facsimile number notified by that party to the other party by giving not less than fifteen (15) days notice of such change of address or number, and shall be deemed to have been made or delivered (i) in the case of any communication made by letter, when left at that address or otherwise received by the addressee (ii) in the case of any communication made by telex with correct answerback, when despatched to such telex number and (iii) in the case of any communication made by facsimile, when a legible copy of such communication has been received.

                                   ARTICLE 18

                                   NON-WAIVER

None of the provision of this Agreement shall be considered waived by either party except when such waiver is given in writing. The failure of either party to insist, in any one or more instances, upon strict performance of any of the provision of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

                                   ARTICLE 19

                              BENEFIT OF AGREEMENT

19.1 ASSIGNMENT BY NPC. NPC may not assign or transfer all or any part of its rights, benefits or obligations hereunder Provided that this Article shall not prevent NPC from merging or consolidating with any other company which is wholly or substantially owned by the Republic of the Philippines where the surviving entity adopts and becomes fully liable to perform NPC's obligations hereunder and such merger or consolidation does not affect the validity and enforceability of the Performance Undertaking.

19.2 ASSIGNMENT BY CEPA. CEPA may not, without the consent of NPC, subject to Article 19.3, transfer all or any of its obligations hereunder but may, for the purposes of arranging or rearranging finance for the Project, assign or transfer to any person providing finance to the Project all or any part of its rights and benefits hereunder but not its obligations and NPC shall duly acknowledge and consent to any such assignment or transfer of which it is given notice.

19.3 CEPA PHILIPPINES. The importation into the Philippines of all equipment for the Project and all other work in connection with the Project which necessarily has to be performed in the Philippines and which CEPA agrees to be responsible for hereunder shall be carried out by CEPA PHILIPPINES, which shall perform CEPA's obligations with respect to such work and in consideration of which NPC shall pay fees as provided in Article 7; CEPA PHILIPPINES, in carrying out such work and receiving such fees, shall act on its own behalf and for its own benefit, and not as an agent or representative of CEPA; for such purpose, CEPA, NPC and CEPA PHILIPPINES (whose participation CEPA has procured) shall execute and deliver the Accession Undertaking on the date hereof, upon the effectiveness of which CEPA PHILIPPINES shall become a party hereto without the need for any further action on the part of CEPA or NPC and the rights or obligations of NPC and CEPA under this Agreement shall be transferred and amended in accordance with the terms of the Accession Undertaking, as if CEPA PHILIPPINES had executed this Agreement as amended by the terms of the Accession Undertaking.

                                   ARTICLE 20

                               DISPUTE RESOLUTION

20.1 REGULAR MEETINGS. Throughout the term of this Agreement, officials of NPC and the authorized representatives of CEPA shall meet regularly to discuss the progress of the Project and the operation of the Power Station in order to ensure that the arrangements between the parties hereto proceed on a mutually satisfactory basis.

20.2 AMICABLE SETTLEMENT. The parties hereto agree that in the event that there is any dispute or difference between them arising out of this Agreement or in the interpretation of any of the provisions hereof they shall endeavour to meet together in an effort to resolve such dispute by discussion between them but, failing such resolution, the Chief Executives of CEPA and NPC shall meet to resolve such dispute or difference and the joint decision of such Chief Executives shall be binding upon the parties hereto and in the event that a settlement of any such dispute or difference is not reached pursuant to this Article 20 then the provisions of Article 24 shall apply.

                                   ARTICLE 21

                                ENTIRE AGREEMENT

This Agreement and its Schedules and figures supersede any previous agreements, arrangements or representations between the parties, whether oral or written, in respect of the subject matter hereof and shall constitute the entire agreement between the parties in relation thereto.

                                   ARTICLE 22

                                      LAW

This Agreement shall governed by and construed in accordance with the laws of the Republic of the Philippines.

                                   ARTICLE 23

                                   DISCLAIMER

Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable to the other party for any indirect, special, incidental, consequential or exemplary damages with respect to any claim arising out of this Agreement, whether based upon contract, tort (including negligence), strict liability, patent, trademark, or servicemark or otherwise.

                                   ARTICLE 24

                                  JURISDICTION

24.1 PHILIPPINE COURTS. The parties hereto submit to the non-exclusive jurisdiction of the proper courts of Quezon City, Metropolitan Manila, Philippines for the hearing and determining of any action or proceeding arising out of or in connection with this Agreement.

24.2 IMMUNITY. To the extent that NPC may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed) NPC agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

                                   ARTICLE 25

                       EFFECT OF ARTICLE/SECTION HEADINGS

Article, paragraph and/or section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretation of text.

                                   ARTICLE 26

                                  SEPARABILITY

If any part or parts of this Agreement shall be declared invalid by competent courts, the other parts hereof shall not thereby be affected or impaired.

                                   ARTICLE 27

                                    LIABILITY

27.1 LIMIT OF LIABILITY. CEPA's liability to NPC arising from any breach of this Agreement or otherwise in connection with the Power Station shall be limited to payments as provided in Articles 3.13, 3.14 and 6.7.

27.2 NPC INDEMNIFY. NPC shall indemnify and hold CEPA, its officers and employees harmless against any claims of any person who directly or indirectly suffers as a result of an interruption of electricity supply or any other disruption or surge of electricity supply arising out of or in connection with this Agreement and any of CEPA's officers or employees' actions or omissions in connection with the same and NPC shall indemnify CEPA against any loss, cost or expense resulting from damage to the Power Station caused or resulting from any interruption or disruption or surge of electricity along the Transmission Line, unless and to the extent that such loss, cost or expense would have been avoided had any safety and protective equipment installed on the Site by CEPA not failed to operate according to specifications agreed between NPC and CEPA.

27.3 CROSS INDEMNIFY. Subject to Article 27.1, NPC and CEPA shall each indemnify, defend, and save harmless the other, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses (including reasonable attorney's fees and expenses) and proceedings of any nature whatsoever for bodily injury (including death) or property damage (but not economic loss or any other consequential damage) that result from the performance under this Agreement by or on behalf of that party (including, with respect to CEPA, the engineering, design, construction, financing, purchase, acquisition, acceptance, delivery, ownership, possession, operation, use, leasing, maintenance, repair, reconditioning, return, abandonment or other application or disposition of the Power Station and any fuel, equipment, materials or supplies used therein, by-products (including steam, waste products or emissions therefrom), except to the extent that such injury and/or any damage is attributable to the negligent or intentional act or omission of the party seeking to be indemnified or its directors, officers, employees, representatives or agents); in the event such injury or damage results from the joint or concurrent negligent or intentional act or omission of the parties, each shall be liable under this indemnification in proportion to its relative degree of fault.

                                   ARTICLE 28

                              CONDITIONS PRECEDENT

28.1 CEPA CONDITIONS PRECEDENT. It shall be understood and accepted that prior to the execution of this Agreement that NPC shall have submitted to CEPA the following, each in form and substance satisfactory to CEPA, or that such requirement is waived by CEPA:

                  (i) a certificate of the Corporate Secretary of NPC confirming the National Power Board's approval for the execution, delivery and performance by NPC of this Agreement, the Accession Undertaking and all other documents in relation hereto or thereto;

                  (ii) a legal opinion of NPC's General Legal Counsel in the form set out in the Twelfth Schedule (Form of Legal Opinion of NPC's General Legal Counsel);

                  (iii) copies of endorsements/approvals of the relevant municipal and provincial governments and the Regional Development Council for the Site, the Ash Disposal Sites, and all the land required in connection with the Access Road and the Pipelines;

                  (iv) a performance undertaking of the Republic of the Philippines in respect of NPC's obligations hereunder duly executed and delivered by the Republic of the Philippines in the form set out in the Tenth Schedule (Form of Performance Undertaking) together with copies of such documents which CEPA consider necessary to ensure the validity and binding effect of the Performance Undertaking;

                  (v) a legal opinion of the Secretary of Justice of the Republic of the Philippines as to the validity, enforceability and binding effect of the Performance Undertaking in form and substance satisfactory to CEPA;

                  (vi)     the final approval of this Agreement by the Central
                           Bank;

                  (vii) a Certificate of NEDA for the purposes of the Uniform Currency Act of the Philippines; and

                  (viii) a letter from NPC to CEPA confirming that CEPA may enter the Site to conduct (a) preliminary works thereon for data collection for (1) the preparation of a feasibility study, (2) the design of the Power Station, (3) the preparation of all environmental impact statement, (4) the assessment of land value and the classification of land within the Site, (5) the establishment of a temporary jetty, site office and facilities, (b) other related works including marine data collection and sampling, flora and fauna data collection, watertable data collection and sampling, site survey and investigations, soil sampling and testing, counting of improvements on the Site and (c) other such activities in connection with the construction of the Power Station.

28.2 NPC CONDITIONS PRECEDENT. It shall be understood and accepted that prior to the execution of this Agreement that CEPA shall have submitted to NPC the following, each in form and substance satisfactory to NPC, or that such a requirement is waived by NPC:

                  (i) copies of the memorandum and articles of association of CEPA as certified by a director of CEPA in a manner satisfactory to NPC;

                  (ii) copies of resolutions adopted by CEPA's board of directors authorizing the execution, delivery and performance by CEPA of this Agreement, the Accession Undertaking and all documents in relation hereto and thereto certified by a director of CEPA in a manner satisfactory to NPC;

                  (iii) copies of the articles of incorporation and by-laws of CEPA PHILIPPINES, as registered with Security and Exchange Commission, certified by the company secretary of CEPA PHILIPPINES in a manner satisfactory to NPC; and

                  (iv) the accession undertaking, duly executed by CEPA PHILIPPINES.

28.3     FAILURE OF CONDITIONS PRECEDENT. In the event that:-

                  (i) NPC for any reason is unable to obtain registered legal title to the Site or any of the Ash Disposal Sites by the respective dates specified in Article 3.7; or

                  (ii) any of the opinion of the Secretary of Justice of the Republic of the Philippines, any endorsement or approval of any relevant municipal or provincial government or Regional Development Council, the Central Bank approval and/or the NEDA certification, if waived by CEPA as a condition to the execution of this Agreement, is not available by the date specified in Article 28.4; or

                  (iii) the requirements in relation to vacant possession of the Site and the Ash Disposal Sites as set out in
                           Article 3.7(i) and (ii) respectively are not satisfied by the dates specified therein; or

                  (iv) NPC for any reason fails to provide CEPA with peaceful and exclusive possession of and access to the Site, any of the Ash Disposal Sites or any land required in connection with the construction, installation, use, repair and maintenance of the Access Road and the Pipelines when required under the other provisions of this Agreement; or

                  (v) the Board of Investments fails to approve the registration of CEPA PHILIPPINES as a registered pioneer enterprise under the Omnibus Investments Act (as the same may be amended from time to time) or any substitute legislation, within one (1) year from the date hereof; or

                  (vi) the registration of CEPA PHILIPPINES as a registered pioneer enterprise, the Environmental Compliance Certificate issued for the Power Plant, any approval issued by the Central Bank necessary for foreign-currency bridge or other loans by CEPA or any other person to CEPA PHILIPPINES or for the Financial Closing, or any of the endorsements, approvals, consents or registrations referred to in Article 28.1 is subsequently terminated, withdrawn, rescinded or amended or any new required extension, approval, consent or registration cannot be obtained on a timely basis for reasons other than fault of CEPA; or

                  (vii) any of the consents, licences, permits, approvals and registrations by or with the Philippine government or any agency, instrumentality or department or political subdivision thereof necessary for the Project including the construction, operation and maintenance of the Power Station and the Infrastructure and the reclamation, occupation and use of any land required for the Project, cannot be obtained on a timely basis or is terminated, withdrawn, rescinded or amended, and any new required extension, consent, licence, permit, approval or registration cannot be obtained for reasons other than fault of CEPA, and as a result thereof the interest of CEPA in the Site, any of the Ash Disposal Sites, any land required in connection with the Access Road or the Pipelines, the Project or the Power Station and/or CEPA's economic return (net of tax or other imposition) on its investment is materially reduced, prejudiced or otherwise adversely affected (including, without limitation, any restriction on the ability to remit funds in dollars outside of the Philippines), then the parties hereto shall meet and endeavour to agree on amendments to this Agreement and if after sixty (60) days no such agreement has been reached the provisions of Article 8.5 shall apply.

28.4 FURTHER SUBMISSIONS. In the event submissions by NPC of the legal opinion of the Secretary of Justice of the Republic of the Philippines, any endorsement or approval of any municipal or provincial government or Regional Development Council, the Central Bank approval or the certificate for NEDA required under Article 28.1 is waived as a condition to the execution of this Agreement, NPC shall obtain such legal opinion, endorsement, approval or, as the case may be, certification and submit the same to CEPA not later than a date falling three (3) calendar months after the date hereof.

                                   ARTICLE 29

                                  LATE PAYMENT

29.1 BY NPC. If any amount payable by NPC hereunder whether in respect of fees or otherwise and whether pursuant to judgement or otherwise is not paid on or before the due date NPC shall pay interest thereon, calculated at the rate of overnight U.S. Federal Funds plus 2% per annum if the amount was due in dollars, and the T-Bill Rate plus 3% per annum if the amount was due in pesos, from the date upon which it was due until the date which such amount is received by CEPA.

29.2 BY CEPA. If any amount payable by CEPA, whether pursuant to judgment or otherwise, is not paid on or before the due date, CEPA shall pay interest thereon, calculated at the rate of overnight U.S. Federal Funds plus 2% per annum if the amount was due in dollars, and T-

         Bill Rate plus 3% per annum if the amount was due in pesos, from the date it was due until the date upon which such amount is received by NPC.

                                   ARTICLE 30

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

AS WITNESS the hands of the duly authorized representatives of NPC on 29 April
1994 and of CEPA on           1994.

                                 FIRST SCHEDULE

                        PROJECT SCOPE AND SPECIFICATIONS

I.       SCOPE OF AGREEMENT

         CEPA shall be responsible for the design, supply, delivery, installation, erection and operation including civil works, testing and commissioning, of a 1,000 MW Coal-Fired Thermal Power Station consisting of 2 X 500 MW generating units.

II.      THE SITE

         The plant site ("SITE") is located in Pangascasan, Sual, Pangasinan, Luzon. Sual is 216 kilometres from Manila. The Site has a land area of approximately 142 hectares, and is described generally in the site map attached as Exhibit I hereto. The exact battery limits of the Site will be agreed by CEPA and NPC not later than two (2) calendar months from the date hereof.

         NPC shall prepare the design and specifications of the Transmission Line in accordance with NPC's engineering standards and practices as well as to the operation requirements of the power system.

III.     EXTENT OF WORKS/SUPPLY

         In pursuance of its obligations under Section I above, CEPA shall be responsible for, amongst others:

         1.       STUDIES/PERMITS

                  (a)      Feasibility study;

                  (b) Environmental Impact Statement (EIS) as required by the Department of Environmental and Natural Resources for the issuance of an Environmental Clearance Certificate (ECC); and

                  (c) Obtaining the necessary government permits and clearances for the Project.

         2.       CIVIL WORKS

                  (a) Site development such as grading, gravel surfacing, construction of roads within the fence, and drainage facilities, etc.;

                  (b) Fuel oil and demineralized water tank foundations, raw water tank including foundation neutralization pond;

                  (c) Fly ash silo and related facilities for the accumulation of ash prior to disposal outside of the Site;

                  (d)      Switchyard foundations;

                  (e) Buildings and other structures such as powerhouse, turbine generator, steam generator and all other equipment foundations, smokestack, service and auxiliary buildings, etc.;

                  (f)      Circulating water system and related facilities;

                  (g)      Raw water intake, piping and related structures;

                  (h)      Pilings, as required;

                  (i)      Reclamation of land, as required;

                  (j)      Meteorological tower; and

                  (k)      All other civil works necessary for the Project.

         3.       INFRASTRUCTURE FACILITIES

                  (a) Jetty or wharf capable of handling sixty thousand (60,000) deadweight tonner vessel, unloading structures and related facilities;

                  (b) Coal storage yard and related facilities with a storage capacity sufficient to meet Coal supply requirements for forty-five (45) days under normal operating conditions;

                  (c) Oil receiving and storage facilities to store fuel oil required by the Power Station;

                  (d)      Development of Access Road; and

                  (e) Selection and development of Ash Disposal Sites of an aggregate size sufficient to hold coal ash produced by the Power Station during a period of thirty (30) years.

         4.       ELECTRO-MECHANICAL WORKS

                  (a) Boiler island and auxiliaries consisting of steam generator, pulverized coal system, air ducts and gas ducts, oil handling equipment, ash handling system, coal loading and unloading equipment, boiler feedwater pumps, feedwater booster pumps, boiler feedwater pumps, water supply equipment, filtered water equipment, drinking water equipment, house service water equipment, demineralizer, cycle-water chemical treatment and waste-water treatment.

                           Electrostatic precipitator and flue gas
                           desulphurisation equipment as required to meet Philippine environmental regulations.

                  (b) Steam-turbine island consisting of steam-turbine, condensing equipment, feedwater heaters circulating water system, chlorinator equipment, bearing cooling water system, pipe valves, fittings, hangers, insulation and lagging.

                  (c) Alternating current equipment and auxiliaries consisting of generator, excitation system, generator lead busbar, potential transformer/s and surge arrester cubicle, power system stabiliser and neutral grounding device.

                  (d) Controls such as coal handling control, turbine generator control, steam generator control, electrical equipment control and data logging system, and other instrumentation indicators complete with the necessary supervisory devices, computers and protective controls for the Power Station. Complete line protection at the Power Station side and the next substation including Power Line Carrier equipment RTU's, SCADA and recorders.

                  (e) Power plant mechanical equipment such as turbine room crane, fire protection equipment, house service air compressors, instrument air compressor, sump pumps, maintenance machines and machine shop equipment.

                  (f) Power plant electrical equipment such as main power and auxiliary transformers, switchyard equipment, switchgear, motor control centres, alternating current power supply, direct current power supply equipment complete with battery charger, emergency diesel generator, lighting system, paging system, clock system, meteorological observation equipment, wiring and tubing, grounding system, and the required high voltage equipment device, accessories including necessary cables and hardware for interconnection to the 230KV switchyard. The switchyard shall be configured as one and one-half (1 1/2) breaker system to ensure the reliability and flexibility of the system interconnection.

                  (g) Air conditioning system for the protection of electrical equipment and instruments at the control room and various offices.

                  (h) Communication system inside the Power Station and a microwave communication system compatible with that of the NPC Power Management Center.

                  (i) Chemical analysis equipment such as water testing equipment, coal testing equipment, oil testing equipment, laboratory glasswares supplies and chemicals.

                  (j) Fuel oil system including tanks, pumps, piping system and metering.

                  (k)      Test instruments, special tools and spare parts.

                  (1) Motor vehicles for management and operation personnel and ash disposal transport.

                  (m) Ash handling and disposal system, including fly ash silos provided with dustless retractable chutes for the loading of bulk carriers.

IV.      DESIGN CRITERIA

         The Power Station with a Rated Capacity of 2 X 535 MW (100%) shall have the following characteristics:-

         1.       RATED CAPACITY

                  The Rated Capacity of the Power Station shall be the continuous output at the generator terminal (less excitation power) with the following conditions:

                  Steam Pressure at H.P. Turbine: As supplied by CEPA

                  Steam Temperature at H.P. Turbine: As supplied by CEPA

                  Steam Temperature at H.P. Turbine: As supplied by CEPA

                  Opening of all extractions: 100%

                  Make-up water: 0%

                  Generator power factor: 0.85

                  Turbine governing inlet value: Throttling

                  Circulating water temperature at condenser inlet: 30
                  (degrees) C

         2.       MAXIMUM CONTINUOUS RATING

                  The maximum continuous rating ("MCR") of each Unit measured at the generator terminal (less excitation power) shall not be less than 578 MW at 30 deg. C circulating water inlet temperature.

         3.       AUTOMATIC CONTROL RANGE

                  The Power Station shall allow automatic operation control in the range from 25% of Rated Capacity up to MCR.

         4.       MINIMUM OUTPUT

                  The minimum output at which the Power Station shall be able to operate under stable conditions shall be 25% of the Rated Capacity.

         5.       PLANT OPERATIONAL CHARACTERISTICS

                  The Power Station shall be designed for the following operational conditions:

                  (a)      Base load dispatchable operation.

                  (b) Programmed loading up to an average rate of not less than 2% of Rated Capacity per minute per Unit with the Units in the hot condition.

                  (c) Contribution to the grid frequency control. The Power Station shall be capable of instantaneous load variations of not less than 5% of the Rated Capacity if a Unit has been operated over a sufficient period under steady conditions. Intervals of 15 minutes are the minimum necessary between instantaneous load variations.

         6.       FUEL

                  The Fuel specification to be used by CEPA for the design of the Power Station shall be as provided in the Fourth Schedule.

         7.       SYSTEM FAULT LEVEL

                  Projected system fault levels at Labrador Sub-Station shall be provided by NPC at the design stage.

         8.       SYSTEM VOLTAGE LEVEL

                  (a) Generator terminal voltage - Value to be provided by CEPA

                  (b)      Main Transformer:

                           High voltage (Nominal) - 230KV

                           Off Load Tap Change - +/- 5% in 2.5% steps

                           Low Voltage - Value to be provided by CEPA

                  (c) Nominal voltage for auxiliary equipment (for information purposes):

                           AC System

                           Medium Voltage - generation voltage (to be provided by CEPA) and 13.8KV - 6.6KV, and/or 4.16KV

                           Low Voltage - 480 and 240V

                           DC System - 125V, 48V

         9.       SYSTEM FREQUENCY - 60 HERTZ

         10.      GENERATOR AND ACCESSORIES

                  The generator shall be designed to match the steam turbine unit to assume base operating modes. The design characteristics shall be as follows:

                  (a) Nominal apparent power output at rated power: to be provided by CEPA

                  (b)      Three phase - Wye grounded

                  (c)      Rated terminal voltage: to be provided by CEPA

                  (d)      Rated power factor, lagging - 0.85

                  (e)      Short circuit ratio

                           The measured value of the short circuit ratio at rated MVA and rated voltage shall not be less than 0.58.

                  (f)      Allowable voltage variations

                           At rated MVA, frequency and power factor, the turbine-generator can operate satisfactorily though the terminal voltage may vary +/- 5% of rated value.

         11.      ELECTRICITY TO BE MADE AVAILABLE BY NPC

                  Three-phase 230 KV shall be provided by NPC at the terminal point described in the Fifth Schedule (Transmission Line Specification).

         12.      COAL UNLOADER

                  The continuous type coal unloader shall be sized in accordance with the following NPC-supplied criteria:

                  (a) Berth occupancy ratio shall be limited to 60% considering 80% annual load factor (and 1,000 MW plant); and

                  (b) Berth occupancy distribution is 50% for 60,000 DWT coal carrier, 45% for 30,000 DWT coal carrier and 5% for 2,500 DWT oil tanker

                                 SECOND SCHEDULE

                              OPERATING PARAMETERS

CEPA shall operate the Power Station in accordance with the operating criteria and guidelines of NPC. CEPA shall cooperate with NPC in establishing emergency plans including, but not limited to, recovery from a local or widespread electrical blackout; voltage regulation to effect load curtailment; and other plans which may arise. CEPA shall operate the Power Station, provide minimum start-up time and minimum load-carrying ability, as follows:

1.      FREQUENCY LIMITATION

        The frequency limitation of coal fired power plants for continuous operation shall be between the range of 57 Hertz and 63 Hertz.

        The under frequency tripping relay shall be set at 57.5 Hertz.

2.      MAXIMUM CONTINUOUS LOAD OPERATION

        The Power Station shall be guaranteed to operate satisfactorily at not less than 2 X 535 MW at the generator terminal by admitting the maximum guaranteed throttle flow of the turbine it rated pressure and temperature with all heaters in service.

3.      MINIMUM LOAD OPERATION

        The Power Station shall be guaranteed to operate continuously under automatic control at 25% of the Rated Capacity.

4.      RANGE AND RATIO OF LOAD CHANGING

        At normal operation, except during start-up and shutdown, the generating units shall be capable of being generated as follows:

        Cold Start to Synchronisation           8 hours
        (Off line more than 36 hours)

        Warm Start to Synchronisation           6 hours
        (Off line 8 to 36 hours)

        Hot Start to Synchronisation            1.5 hours
        (Off line 2 to 8 hours)

        Very Hot Start to Synchronisation       1 hour
        (Off line up to 2 hours)

        SYNCHRONISATION AND RAMP LOADING TO FULL LOAD UNDER NORMAL CONDITIONS (AVERAGE VALUES)

        Cold Start-up          0.4%/min

        Warm Start-up          0.7%/min

        Hot Start-up             2%/min

        Very Hot Start-up        2%/min

        Note: Percentages refer to Rated Capacity

5.      OPERATION MODE

        The Power Station shall be utilized as a dispatchable base load plant and be expected to operate seven (7) days per week.

6.      HEAT RATES

        The guaranteed Unit Net Heat Rate at Net Contracted Capacity for each Unit for each successive one-year period, commencing from such Unit's Unit Completion Date, shall be as follows:

                                                UNIT NET HEAT RATE
                                                     (Kcal/KWHR)
                                                --------------------
                         Year 1                         2288

                         Year 2                         2311

                         Year 3                         2334

                         Year 4                         2357

                         Year 5                         2381

                         Year 6                         2330

                         Year 7                         2354

                         Year 8                         2377

                         Year 9                         2401

                         Year 10                        2425

                         Year 11                        2374

                         Year 12                        2397

                         Ycar 13                        2421

                         Year 14                        2445

                         Year 15                        2470

                         Year 16                        2418

                         Year 17                        2442

                         Year 18                        2466

                         Year 19                        2491

                         Year 20                        2516

                         Year 21                        2462

                         Year 22                        2487

                         Year 23                        2512

                         Year 24                        2537

                         Year 25                        2562

                         Year 26                        2508

                         Year 27                        2533

                         Year 28                        2558

                         Year 29                        2584

                         Year 30                        2610

OPERATING PROCEDURES

1.      DISPATCH PROCEDURE

        CEPA shall control and operate the Power Station consistent with NPC's system control and dispatch requirements, provided that (i) the minimum operating load (other than in Emergency Conditions) of any Unit shall not be less than 25% of Rated Capacity of each Unit and (ii) during the initial five (5) years following the Completion Date, NPC shall use its best endeavours to dispatch the Power Station at a level which will achieve a monthly average plant capacity factor of not less than seventy-five per cent (75%) of Net Contracted Capacity.

2.      ENGINEERING STANDARDS

        The Power Station including, but not limited to, the protective apparatus shall be operated and maintained in accordance with good engineering practices in respect of synchronizing, voltage and reactive power control.

3.      PROTECTIVE DEVICES

        The Power Station shall be operated with all of its protective apparatus in service whenever the facility is connected to or is operated in parallel with the NPC electric system. Any deviation for brief periods of emergency or maintenance shall only be by mutual agreement.

4.      INTEGRITY LOSS

        If, at any time, NPC has reason to doubt the integrity of any CEPA protective apparatus and suspects that such loss of integrity could jeopardize the NPC electric system, CEPA shall demonstrate, to NPC's satisfaction, the correct calibration and operation of the equipment in question.

5.      TESTING AND PROTECTIVE DEVICES

        To ensure the safe operation of the Power Station, CEPA shall test all protective devices with qualified personnel at intervals not to exceed one (1) year.

6.      SERVICE COMMITMENT

        At NPC's request, CEPA shall make all reasonable efforts to deliver power during periods of Emergency.

7.      MAINTENANCE DURING EMERGENCY

        In the event that CEPA's Planned Outage coincides with an Emergency, CEPA shall make all reasonable efforts to reschedule the Planned Outage.

8.      DAILY OPERATING REPORT FOR RECORD PURPOSES

        CEPA shall keep NPC's Power Management Centre informed as to the daily operating schedule and generation capability of its Power Station, including, without limitation, to any

       Unplanned Outages and major equipment failure or abnormal operating condition, either of which are related to power generation failure.

9.     OPERATING AND MAINTENANCE RECORDS

       CEPA shall maintain the operating and maintenance records for each Unit with records of real and reactive power production, changes in operating status, outages, protective apparatus operations and any unusual conditions found during inspections. Changes in the setting of protective apparatus shall also be logged. In addition, CEPA shall maintain records applicable to the Power Station, including the electrical characteristics of the generator and settings or adjustment of the generator control equipment and protective devices. Such information shall be available to NPC upon request.

10.    KVAR GENERATION

       CEPA shall provide means/devices for generating corrective KVAR for system voltage regulation consistent with standard utility operation practices.

                                 THIRD SCHEDULE

                                Penalty on Delays

To guarantee the faithful performance by CEPA of its obligation to construct the Power Station in accordance with the terms and conditions of this Agreement, CEPA shall post the Bond.

1.      DELAY IN ATTAINING CERTAIN INITIAL MILESTONES

        In the event that CEPA fails to attain any of the Milestones up to and including Site Mobilization under the circumstances referred to in
        Article 3.13 by a date ("Relevant Date") falling ten (10) days after the target date for such Milestone calculated and, where applicable, extended in accordance with the Agreement NPC shall be entitled to draw on the Bond at the rate of one-thirtieth (1/30) of the maximum amount then available under the Bond for each day that such Milestone is delayed after the Relevant Date until the Bond has been fully drawn upon.

2.      DELAY IN COMPLETION

        In the event that CEPA fails to complete a Unit as provided in Article
        3.13 or 3.14 by the day (the "BOND DAY") falling thirty (30) days after the Target Completion Date of such Unit, as the same may be extended pursuant to the Agreement, NPC shall be entitled to draw on the Bond at the rate of $170,000 for each day that the Target Completion Date of such Unit is delayed after the Bond Day, until the Bond has been fully drawn upon.

3.      EXHAUSTION OF BOND

        In the event that the maximum amount then available under the Bond has been fully drawn in accordance with Sections 1 and/or 2 above at any time, CEPA shall have no further liability for delay or failure in the completion of any Unit or the Power Station.

                                FOURTH SCHEDULE

                         Specifications for Fuel Supply

Specifications

The specifications for the Fuel supply will be as follows:

I.       COAL

                                                                       Australia                          China           Indonesia
                                                     -------------------------------------------   ---------------------  ----------
              Item                           Unit      "A"          "B"          "C"       "D"       "E"           "F"       "G"
              ----                   ---    -------  ------       -------     --------   -------   -------      --------  ----------
Higher Heating Value (as received)   HHV    Kcal/kg   6,200        6,232        5,960     6,487     6,630        6,165      6,750
Total Moisture (as received)         TM        %       8.50         9.30        17.40      9.00      9.40         9.67      10.00
Total Sulfur (air dry basis)         TS        %       1.06         0.50         0.30      0.80      0.70         0.93       0.50
Proximate Analysis (air dry basis)
  Inherent Moisture                  IM        %       2.50         2.50         6.30      2.50      4.50         2.73       5.00
  Fixed Carbon                       FC        %      55.94        49.65        57.10     53.50     56.50        50.67      52.00
  Volatile Matter                    VM        %      24.51        28.85        28.90     31.50     30.60        32.34      38.00
  Ash                                 A        %      17.05        19.00         7.70     12.50      8.40        14.26       5.00
              Total                                     100          100          100       100       100          100        100
Fuel Ratio                                             2.30         1.70         2.00      1.70      1.80         1.60       1.40

Ultimate Analysis

  Carbon                             c          %      70.14        67.90        75.70     73.32     76.30        69.20       76.20
  Hydrogen                           H          %       3.96         4.30         4.20      4.53      4.50         4.14        5.40
  Oxygen                             O          %       5.92         6.40         9.80      7.15      8.90         9.81       11.20
  Nitrogen                           N          %       1.40         1.40         1.70      1.57      0.80         1.15        1.50
  Sulphur (combustible)              S          %       1.09         0.50         0.30      0.61      0.60         0.96        0.40
  Ash                                A          %      17.49         9.50         8.30     12.82      8.90        14.74        5.30
             Total                                       100          100          100       100       100          100         100
Grindability                       HGI                 54.00        58.00        70.00     50.00     56.00        50.00       48.00

Ash Composition (dry basis)

  Silica Dioxide                  SiO2          %      47.00        65.90        61.00     74.00     52.80        44.10       51.00
  Aluminum Trioxide              Al2O3          %      35.00        26.10        31.20     17.80     18.93        27.11       31.00
  Iron Trioxide                  Fe2O3          %       5.40         2.00         2.95      4.40     17.45         9.72       10.00
  Calcium Oxide                    CaO          %       4.57         0.46         0.75      0.80      3.05        13.84        1.30
  Titanium Dioxide                TiO2          %       1.69         1.15         1.66      0.80      0.80         0.94        1.00
  Magnesium Oxide                  MgO          %       0.81         0.33         0.46      0.20      1.51         0.72        1.20
  Sulphur Trioxide                 SO3          %       2.83         0.10         0.32      1.30      2.27         3.90        0.50
  Phosphate Pentaoxide            P2O5          %       1.38         0.14         0.31      0.01      0.24                     0.50
  Sodium Trioxide                 Na2O          %       0.49         0.09         0.41      0.10      0.39         0.34        1.50
  Potassium Oxide                  K2O          %       0.61         2.01         0.36      0.40      1.24         0.21        1.80
Ash Fusion Temperatures
Initial Deformation                IDT         oC      1,370        1,340        1,410        --     1,260           --          --

  Softening                         ST         oC      1,580        1,450        1,450     1,400     1,280        1,321          --
  Hemispherical                     HT         oC      1,600        1,450        1,450     1,560     1,320        1,538       1,350
  Fluid                             FT         oC      1,600           --        1,450     1,560     1,390        1,538          --

Note:  1)   Type "A" Coal is the Performance Coal for the purposes of this
            Agreement.

       2) CEPA and NPC shall meet within six (6) calendar months after Financial Closing to agree allowable ranges of coal properties generally based on the above table provided that if agreement cannot be reached then the above table shall apply.

II.  LIGHT OIL SPECIFICATIONS:

     Gross caloric value, Kcal/kg                 10,000

     Specific Gravity, API at 15.56 (degree) C    0.82 to 0.86

     Viscosity, SSU at 37.78 (degree) C           33.5

     Pour Point, (degree) C                       -6.7

     Flash Point, (degree) C                      66

     Water Content, (max) % by wt.                Trace

     Sulphur Content, (max) % by wt.              1.0

     Ash Content, (max) % by wt.                  0.01

III. HEAVY OIL SPECIFICATIONS:

     Gross caloric value, Kcal/kg                 10,000

     Gravity, API at 15.50 (degree) C             0.95

     Flash Point, (degree) C                      82.22

     Pour Point, (degree) C                       4.44

     Viscosity, SSU at 37.78 (degree) C           2,500

     Sulphur, % by wt.                            3.5

     Water and sediment, % by wt.                 0.10

     Ash, % by wt.                                less than 0.10

     Vanadium, ppm                                200 maximum

     Sodium, ppm                                  100 maximum

                                 FIFTH SCHEDULE

                        Transmission Line Specifications

LOCATION

From the outgoing sides of the high voltage switchyard within the Site to the relevant and specific termination and interconnection point on the Luzon grid as determined by NPC.

SPECIFICATION

The Transmission Line shall be designed and constructed in accordance with internationally accepted standards.

The Transmission Line shall be capable of providing sufficient electricity for testing, commissioning and starting the Power Station and shall be capable of taking the maximum output of the Power Station, and shall be completed within the agreed construction program for the Power Station as stipulated in Article 13.

The Transmission Line shall be complete in all aspects and composed of but not limited to: structural steel towers capable of withstanding all stresses induced and/or caused by environmental, electrical and mechanical stresses, aluminum wire and cables, dampers, insulators, attachment hardwares, other appurtenances and hardwares, protective shields and earthing systems.

The scope of supply of the Site terminal attachment shall be as shown in the attached "230KV Transmission Line Site Terminal Attachment Scope of Supply".

                                   [GRAPHIC]

                           SUAL THERMAL POWER PROJECT
                            230KV TRANSMISSION LINE
                            SITE TERMINAL ATTACHMENT
                                SCOPE OF SUPPLY

                                      65-A

                                 SIXTH SCHEDULE

                         ELECTRICITY DELIVERY PROCEDURES

        DEFINITION

1. "PLANNED OUTAGE" means the number of days per Unit per year allowed to CEPA by NPC to undertake annual test (if outage is required) and the scheduled normal inspection, maintenance, repair and overhaul. Outage shall be counted from the time the Unit is disconnected from the grid up to the time it is connected to the grid.

        "UNPLANNED OUTAGE" means the number of days per Unit per year that CEPA is unable to operate when requested by NPC. Dispatch order of NPC, faults in or failure of the Transmission Line, and Force Majeure events as provided in paragraph (b) of Article 14.1 shall not be considered as unplanned outage.

2.      ALLOWED OUTPUT


        Specific procedures for notification of power requirements shall be agreed between CEPA and NPC prior to a Unit Completion Date in respect of Unit 1. Subject to such procedures, the outputs of the Units shall be as required by the system controller from time to time, provided that changes in output requested by the system controller remain within the Specifications and the Operating Parameters.


3.      NOTICE OF PLANNED OUTAGE

        NPC shall prepare annual, monthly and weekly Availability Schedules and in so doing shall coordinate with CEPA to agree on Planned Outage. NPC shall grant CEPA allowable Planned Outage to undertake all regular inspection and maintenance in accordance with the manufacturer's recommendations.

        CEPA will be allowed a total of thirty (30) days per Unit per year for Planned Outage. CEPA will plan with NPC to ensure that as far as practicable, Planned Outage is undertaken at times to cause mininium disruption to the NPC power supply.

        In case of Unplanned Outage, CEPA shall immediately inform NPC of the nature and estimated duration of Unplanned Outage. CEPA is allowed twenty-five (25) days per Unit per year for Unplanned Outage. Subject to Article 4.8, the number of days of Unplanned Outage allowed CEPA in any year shall be increased by the number of days during which any Unit is not operating by reason of calibration or other work (but not repair work) undertaken in relation to an optional test required by NPC pursuant to such Article.

        If CEPA exceeds the Planned Outage for one year, it shall be allowed to utilize its allowed Unplanned Outage. Conversely, if the Planned Outage is not utilized, it shall be credited to the allowed Unplanned Outage. Furthermore, if in any year of the total available period of outages is not utilized, the excess shall be carried forward and added to the allowance for the next year.

4.      NOTICE OF REQUIRED ELECTRICITY

        While the annual, monthly and weekly Availability Schedules will be prepared by NPC considering the guaranteed Net Contracted Capacity and the Planned Outage schedule, it is agreed that the weekly plan for the following seven days will be the control plan and will be that plan referred to as a "normal operation plan".

5.       Normal Operations

         Normal operations of the Units are as defined below:

         (a) operating in accordance with the weekly normal operation plan as defined in Section 4 above as agreed in writing between NPC and CEPA.

         (b) Operating with Fuel within the specifications set out in the Fourth Schedule (Specifications for Fuel Supply).

         (c) Subject to the provisions of Article 3.15, operating at Net Contracted Capacity with a cooling water temperature rise not exceeding 7 deg. C.

         (d) Operating frequencies of the system to be within the limits of the Operating Parameters.

         (e)      Operating at a system voltage of 230 KV plus or minus 5%.

         (f) Start-up, synchronizing and loading to be within the limits of the Operating Parameters.

         (g) Full access to the Site at all times for materials and personnel.

                                SEVENTH SCHEDULE


                    MEASUREMENT AND RECORDING OF ELECTRICITY



 1.     METER OWNERSHIP AND MAINTENANCE

        CEPA shall own and maintain meters and related equipment meeting specifications mutually agreed between NPC and CEPA to be utilized for the measurement of electric power and energy in determining NPC's payments to CEPA pursuant to this Agreement.

 2.     MEASUREMENT OF POWER GENERATED AND METER LOCATION

        Measurement of power generated and delivered to NPC shall be made at the high-voltage side of the main power transformer of each Unit. The equipment used for metering the power and energy delivered to NPC shall be located as indicated in Exhibit II.

3.      METER READING AND VERIFICATION

        In order to verify the quantity of electricity delivered by CEPA to NPC in each Month, NPC and CEPA shall at noon or at such other time agreed between NPC and CEPA on the twenty fifth day of each calendar month take a photograph of the electricity meters (M(1) and M(2) in Exhibit
        II) in the Power Station recording the supply of electricity by CEPA Provided always that if either party shall not be present at the relevant meter or meters at the agreed time, the above-mentioned photograph shall be taken by the party present and shall be binding on the party absent.

4.      METER TESTS

        CEPA's meters, installed in pursuance to this Agreement, shall be tested by NPC in the presence of CEPA at CEPA's expense every six (6) calendar months. Other tests may be conducted at any reasonable time upon request by either party, at the requesting party's expense. If NPC makes such request, NPC shall reimburse said expense to CEPA within thirty (30) days after presentation of a bill therefor. CEPA's meter test results shall be deemed final and conclusive.

5.      METER ACCURACY

        Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by CEPA such that the accuracy of said equipment shall be within 100% plus or minus two per cent (2%). Should the inaccuracy exceed plus or minus two per cent (2%), the correct amount of power energy delivered during the previous billing period shall be estimated by CEPA and agreed by the parties. Adjustment for meter inaccuracy shall cover only the current billing period and the billing period immediately preceding it except when such meter inaccuracy is due to fraud.

6.      METER SEALS AND INSPECTION

        CEPA's meters shall be sealed and the seals shall be broken only when the meters are to be read, inspected or tested pursuant to Sections 3, 4 and 5 above. CEPA shall be given reasonable notice of such occasions and shall have the right to have its representative present.

7.      IMPORTED POWER

        NPC and CEPA shall agree on the procedures for the measurement of electricity delivered by NPC to the Power Station.

                                 EIGHTH SCHEDULE

                          Delivery of Power and Energy


1. OBLIGATIONS OF PARTIES. CEPA hereby agrees to convert Fuel supplied by NPC into electricity and NPC hereby agrees to take at the high voltage side of the step-up transformer, the electric power and energy delivered by CEPA to NPC until the Transfer Date.

2. CAPACITY PROVISION. CEPA shall deliver and NPC shall receive and pay for the Nominated Capacity of the Units as provided in Section 4 of this Schedule.

        Each Unit will be tested on or before its Unit Completion Date and, if required by NPC, on each anniversary thereof, to prove Nominated Capacity at guarantee tests conducted in accordance with Section 4 of the Thirteenth Schedule (Test and Inspection). If the net kilowatt capability proven at any such test is lower than that nominated by CEPA, Nominated Capacity shall mean the proven net kilowatt capability for the period commencing on the date of such test until such later date as CEPA is able to prove a higher net kilowatt capability.

3. DELIVERED ENERGY. CEPA shall convert Fuel supplied by NPC into electricity and deliver it to NPC, and NPC shall take such electricity from CEPA as requested by the NPC Power Management Centre. The energy delivered shall be paid for by NPC pursuant to the terms and conditions as provided in Section 4.1.2 of this Schedule.

        Each Unit will be tested on or before its Unit Completion Date and, if required by NPC, on each anniversary thereof, to prove its Unit Net Heat Rate at guarantee tests conducted in accordance with Section 4 of the Thirteenth Schedule (Test and Inspection). If the Unit Net Heat Rate proven at any such test is greater than the guaranteed Unit Net Heat Rate for the year, then CEPA shall endeavour to undertake corrective measures on the Unit to achieve the guaranteed Unit Net Heat Rate. In such event, the application of Section 4.1.2 hereof shall be based on the proven Unit Net Heat Rate for the period commencing on the date of such test until such later date as CEPA is able to prove a lower Unit Net Heat Rate.

4.      TERMS OF PAYMENT

        4.1     BASIC POWER PLANT

                4.1.1 The Capacity Fees shall be the sum of the capital costs, fixed operating costs, and return on investments on the basic Power Plant. Capacity Fees shall be computed on the basis of the following formulae:

                        (a)    Capital Cost Recovery Fee (A)

                               A = [(CCR(P) X E(A)) - (Y X 1.05) X (CCR(P)
                                   (E(C) - E(N))]

                        (b)    Fixed Operating Cost Fee (B)

                               B = [(OCR(P) X E(A)) - (Y X 1.05) x (OCR(P))
                                   (E(C) - E(N)]

                        (c)    Service Fee to Reflect Return of Investments (C)

                               C = [(SFR(P) x E(A)) - (Y x 1.05) x (SFR(P))
                                   (E(C) - E(N))]

                        where,

                        A      =   Capacity payment to recover capital cost for
                                   the billing period.

         B        =   Capacity payment to recover fixed operating cost for the
                      billing period.

         C        =   Capacity payment to reflect return on investment of
                      Operator for the billing period.

         CCR(P)   =   Contract Capacity Rate for capital costs of the basic
                      Power Plant

                  =   $0.0230/KWHR for Period 1

                  =   $0.0201/KWHR for Period 2

                  =   $0.0172/KWHR for Period 3

         OCR(P)   =   Contract Capacity Rate for basic Power Plant's fixed
                      operating costs per kilowatthour

                  =   $0.0014/KWHR and ps 0.00833/KWHR for Period 1

                  =   $0.0012/KWHR and ps 0.00833/KWHR for Period 2

                  =   $0.0010/KWHR and ps 0.00833/KWHR for Period 3

         SFR(P)   =   Service Fee Rate for basic Power Plant's return on
                      investment

                  =   per kilowatthour

                  =   $0.0023/KWHR for Period 1

                  =   $0.0020/KWHR for Period 2

                  =   $0.0017/KWHR for Period 3

         CC       =   Net Contracted Capacity, in KW

         NC       =   Nominated Capacity for the Year, in KW

         E(C)     =   Contracted Energy for the billing period
                  =   CC x (A(O) - P(O) - U(O))

         E(N)     =   Nominated Energy for the billing period, KWHR
                  =   NC x (A(O) - P(O) - U(O))

         E(A)     =   Adjusted energy generation, KWHR

                  =   E(M) + E(D) + E(O) + E(Q)

                      If E(A) > E(N) + E(O), the value of E(N) + E(O) shall be used in place of E(A)

         E(M)     =   Measured energy in the HV side of the transformer, KWHR

         E(D)     =   Undelivered energy due to NPC's dispatch order based on
                      the difference of Nominated Capacity (NC) and dispatch order of NPC(D)

                  =   (NC - D) x T(D)

         E(O)     =   Energy credit due to allowable Planned and Unplanned
                      Outage based on Nominated Capacity, KWHR

                  =   NC x (U(O) + P(O))

         E(Q)     =   Energy not delivered for reasons not attributable to fault of CEPA, its agents, authorized representatives or contractors

                        (including without limitation NPC's inability to provide Fuel and failure of Transmission Line but excluding undelivered energy already covered by E(D) and E(O)), KWHR

                  =     NC x T(F)

         A(O)     =     Total hours in the billing period, hrs

         P(O)     =     Allowable Planned Outage in the billing period, hrs

         U(O)     =     Allowable Unplanned Outage in the billing period, hrs

         D        =     Reduced load as requested by NPC, KW

         T(D)     =     No. of hours the dispatch order of NPC is in affect

         T(F)     =     No. of hours that the Unit is unable to deliver energy
                        for reasons not attributable to fault of CEPA

         Y        =     Variable

                  =     If NC > 0.95 x CC, Y = O
                              -
                  =     If NC < 0.95 x CC, Y = 1

For purposes of this Section 4.1.1 and for Sections 4.1.2 and 4.2 below, in respect of each Unit, "PERIOD 1" shall mean the period commencing on the date when the relevant fee becomes first payable up to and including the last day of the tenth year of the Cooperation Period for such Unit; "PERIOD 2" shall mean the period commencing upon the expiry of Period 1 and ending on the last day of the twentieth year of the Cooperation Period of such Unit; and "PERIOD 3" shall mean the period commencing upon the expiry of Period 2 and ending on Transfer Date.


4.1.2    Energy Fees shall be computed on the basis of the following formula:


                   D=(E(m) x BER)   +  (UxE(m)    x   (HR)(g) - HR(t))
                                       -------
                                      1000xHHV


         D        =     Energy Fees in dollars and pesos for the billing period

         E(m)     =     KWHR delivered as measured in the meter at the HV side
                        of the transformer

         BER      =     Base Energy Rate, in dollars and pesos, per KWHR
                        delivered

                  =     $0.0017/KWHR and ps0.00833/KWHR for Period 1

                  =     $0.0015/KWHR and ps0.00833/KWHR for Period 2

                  =     $0.0012/KWHR and ps0.00833/KWHR for Period 3

         U        =     Weighted average of coal price (CIF) in dollars per
                        metric tonne based on the average of last three (3) purchases made by NPC prior to the billing period

         HHV      =     Weighted average of the Coal Higher Heating Value (CIF)
                        in "as received" basis of the of last three (3) purchases made by NPC prior to the billing period, Kcal/kg

         HR(g)    =     Guaranteed Unit Net Heat Rate for the year as set forth
                        in Section 6 of the Second Schedule, Kcal/KWHR

         HR(t)    =     Tested Unit Net Heat Rate at Net Contracted Capacity
                        taken at the commissioning date and after every year thereafter, Kcal/KWHR

4.2 Infrastructure Fees (E) shall reflect the recovery of the capital costs and debt service for Infrastructure and common facilities

         E = [(BIF X E(A)) - (Y x 1.05) X BIF (E(C) - E(N))]

         where, E    =  Capacity Fee to recover infrastructure cost for the
                        billing period

                BIF  =  Basic Infrastructure Fee per KWHR

                     =  $0.00137/KWHR for Period 1

                     =  $0.00120/KWHR for Period 2

                     =  $0.00103/KWHR for Period 3


4.3     Fees Adjustment Provision

        On Unit Completion Date for Unit 1 and every six (6) calendar months thereafter, the amount of (i) the Energy Fee and (ii) the Fixed Operating Fee shall be increased or decreased proportionately to the average of any increase or decrease of:

        (a)   (i)     the Japanese Export Price Index (excluding Agricultural
                      Products) taken from the International Financial
                      Statistics published by the International Monetary
                      Fund (the "JAPANESE INDEX");

              (ii) the U.S. Export Price Index (excluding Agricultural Products) taken from the International Financial Statistics published by the International Monetary Fund (the "U.S. INDEX"); and

              (iii) the Export Price Index of all European country to be agreed between the parties hereto (excluding Agricultural Products) taken from the International Financial Statistics published by the International Monetary Fund (the "EUROPEAN INDEX"); or

        (b) the National Economic and Development Authority's retail price index for all items in Metropolitan Manila (the "PHILIPPINES INDEX"),

        from the levels of such indices prevailing on 14 January 1994.

        If any of the indices referred to in Section 4.3 above ceases to exist or to be published, the relevant increase or decrease shall be the increase or decrease in the index replacing or revising such index or such other index agreed by the parties. Accordingly, on any given adjustment date, the Energy Fees and the Fixed Operating Fee, shall be each escalated by a factor as follows:

                                                     JIC +    USIC +    EIC
                                                     ---      ----      ---
         Dollar Denominated Fees:          AF  =     JIB      USIB      EIB


                                                     ----------------------

                                                              3

         Peso denominated fees:            AF  =    PIC
                                                    ---
                                                    PIB

         Where:

         AF       =     the Adjustment Factor

         JIB      =     the Japanese Index as at 1 January 1994 or a date
                        nearest thereto in the same year

         FIC      =     the Japanese Index six month immediately preceding the
                        adjustment date

         USIB     =     the U.S. Index as at 1 January 1994 or a date nearest
                        thereto in the same year

         USIC     =     the U.S. Index six month immediately preceding the
                        adjustment date

         EIB      =     the European Index as at 1 January 1994 or a date
                        nearest thereto in the same year

         EIC      =     the European Index six month immediately preceding the
                        adjustment date

         PIB      =     the Philippines Index as at 1 January 1994 or a date
                        nearest thereto in the same year

         PIC      =     the Philippines Index six month immediately preceding
                        the adjustment date

4.4 For clarity in the interpretation and application of the above formulae, sample computations of the Capacity and Energy Fees as well as the penalty for delayed completion are shown in the Fifteenth Schedule (Sample Computations of Monthly billings, Start-up Charges, Penalties and Incentives).

                                 NINTH SCHEDULE

                                    Insurance

1. INSURANCE DURING CONSTRUCTION. During the period from the date hereof up to the Unit Completion Date of Unit 2, whenever and to the extent necessary, CEPA shall, on a timely basis and at its own expense, obtain and maintain in force the following insurances:

         (a) A Marine insurance in respect of plant equipment to be imported into the Philippines;

         (b) All Risks "Builder's Risk Insurance" to cover the entire works from any and all kinds of damages arising out of any cause whatsoever;

         (c) "Third Party Liability Insurance" to cover injury to or death of persons (including those of NPC) or damage to property caused by the works or by CEPA's vehicles, tools and/or equipment or personnel including its sub-contractors; and

         (d) "Workmen's Compensation Insurance" as required under the Social Security Law.

2. INSURANCE DURING COOPERATION PERIOD. During the period commencing on the Unit Completion Date in respect of Unit 1 and ending on the Transfer Date, CEPA shall at its own expense keep the Power Station insured against accidental damage from all normal risks and to a level normal for prudent operators of facilities similar to the Power Station. In addition, CEPA shall secure adequate insurance cover for its employees as may be required by law.

3. The insurance effected shall be no less favourable to the insured in terms of risks covered than that normally effected by NPC in respect of its own similar operations.

4. CEPA shall provide NPC with copies of all policies of insurance effected by it.

                                 TENTH SCHEDULE

                        FORM OF PERFORMANCE UNDERTAKING

To:      CEPA Pangasinan Electric Limited ("CEPA") and
         Pangasinan Electric Corporation ("CEPA PHILLIPINES" and, together with CEPA, the "BENEFICIARIES" which expression includes each Beneficiary)

                                                                          [Date]

Dear Sirs,

We refer to the arrangements for CEPA to make an investment in a power station to be built in the Philippines recorded in an energy conversion agreement dated
[          ] made between National Power Corporation ("NPC") (which is wholly-owned by us) and CEPA and an accession undertaking dated [ ], whereby CEPA PHILIPPINES was joined as a party to the energy conversion agreement (the energy conversion agreement, as supplemented by the accession undertaking and as further supplemented and amended from time to time, the "AGREEMENT"). We are fully aware of the terms and conditions of the Agreement.

In order to facilitate these investment arrangements we hereby confirm that the obligations of NPC under the Agreement carry the full faith and credit of the Republic of the Philippines, and that the Republic of the Philippines will see to it that NPC will be able to discharge, at all times, such obligations as they fall due. Such obligations are hereby affirmed and guaranteed by the Republic of the Philippines.

Any dispute, controversy or claim arising out of or relating to this undertaking, or the breach or termination thereof or the failure to pay or the late payment of any sum due shall be settled by Arbitration in Sydney, Australia in accordance with the UNCITRAL Arbitration Rules in force at the date of this undertaking. The appointing authority shall be The Australian Commercial Disputes Centre, Sydney, the number of arbitrators shall be three and the language to be used in the arbitral proceedings shall be English. The parties exclude any right of application or appeal to any courts in connection with any question of law arising in the course of arbitration or with respect to any award made.

We waive for ourselves and our assets and revenues to the extent permitted by applicable law any and all immunity from suit, execution or other legal process; notwithstanding the foregoing, we do not waive any such immunity in respect of property which is (i) used by a diplomatic or consular mission of the Philippines, (ii) property of a military character and under the control of a military authority or defence agency and (iii) located in the Philippines and dedicated to a public or governmental use.

Yours faithfully,

THE REPUBLIC OF THE PHILIPPINES

By:

     Secretary of Finance

                                ELEVENTH SCHEDULE

                          FORM OF ACCESSION UNDERTAKING

THIS ACCESSION UNDERTAKING is made the [      ] day of  [                ] 1994



BY

CEPA PANGASINAN ELECTRIC LIMITED, a private corporation, duly organized and existing under the laws of the British Virgin Islands with registered office at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin islands, represented by its directors, Gordon Wu Ying Sheung and Stewart W.G. Elliot who are duly authorized to represent it in this Agreement, hereinafter referred to as CEPA

NATIONAL POWER CORPORATION, a government owned and controlled corporation duly organized and existing under the law and by virtue of Republic Act No. 6395, as amended, with its principal office at the corner of Agham Road and Quezon Avenue, Diliman, Quezon City, Philippines, represented herein by its President, Francisco L. Viray, who is duly authorized to represent it in this Agreement, hereinafter referred to as NPC

PANGASINAN ELECTRIC CORPORATION, a corporation incorporated in the Republic of the Philippines and having its registered office at [ ], Philippines represented by its President, Edgardo A. Bautista, who are duly authorized to represent it in this Agreement, hereinafter referred to as CEPA PHILIPPINES

WHEREAS

(A) This Undertaking is supplemental to an energy conversion agreement (the "PROJECT AGREEMENT") dated [ ], 1994 and made between (1) NPC and (2) CEPA whereby CEPA has agreed to design, built and operate a coal fired thermal power station in the Philippines and transfer the same to NPC on the Transfer Date (as defined therein).

(B)      CEPA PHILIPPINES is a Philippine corporation and a subsidiary of CEPA.

(C) It is a condition precedent to the effectiveness of the Project Agreement that the parties hereto enter into this Accession Undertaking.

NOW IT IS HEREBY AGREED as follows:

                                    ARTICLE I
                                 INTERPRETATION

(A) Terms defined in the Project Agreement shall bear the same meaning herein.

(B)      This Undertaking shall take effect on the date hereof.

(C)      Article headings are for ease of reference only.

(D)      In this Undertaking, the singular includes the plural and vice versa.

                                    ARTICLE 2
                          ACCESSION OF CEPA PHILIPPINES

(A) CEPA PHILIPPINES shall become a party to the Project Agreement and shall perform and comply with all the obligations on the part of CEPA under the Project Agreement which necessarily have to performed in the Philippines in respect of the development, construction and operation of the Project, including the importation into the Philippines of all equipment for the Project and the operation of the Power Station and all reference to "CEPA" in the Project Agreement (including without limitation in Articles 2, 3, 4, 5, 7, 8, 9 and 27 thereof) shall be construed to be reference to CEPA PHILIPPINES to the full extent necessary to give effect to the foregoing.

(B) NPC shall perform all obligations on its part under the Project Agreement as if CEPA PHILIPPINES were named in the Project Agreement as a party thereto and CEPA PHILIPPINES shall be entitled to all the rights, benefits and interests under the Project Agreement as if it were named as a party thereto including (without limitations) the benefits of all warranties and undertakings on the part of NPC in the Project Agreement.

(C) CEPA shall be jointly and severally liable with CEPA PHILIPPINES for the performance of the obligations undertaken by CEPA PHILIPPINES under
         Article 2(A) above, and undertakes to NPC that it shall, promptly upon its receipt of written demand from NPC, perform such obligations in accordance with the provisions of the Project Agreement.

(D) Subject only to the above provisions, the Project Agreement and the respective rights and obligations of the Parties thereto under it shall continue in full force and effect.

                                    ARTICLE 3
                       REFERENCE IN THE PROJECT AGREEMENT

As from the date hereof, any reference in the Project Agreement to "THIS AGREEMENT" and any reference, whether express or implied, to a clause or provisions of the Project Agreement shall be deemed to be a reference to the Project Agreement and to an article or provision thereof as hereby supplemented and amended.

                                    ARTICLE 4
                                   ASSIGNMENT

CEPA PHILIPPINES and CEPA may for the purpose of arranging or rearranging finance for the Project, assign or transfer all or any part of its rights and benefits of the Project Agreement as hereby supplemented and NPC shall duly acknowledge any such assignment or transfer of which it is given notice.

                                    ARTICLE 5
                              LAW AND JURISDICTION

The provisions of Article 20, 22 and 24 of the Project Agreement shall apply to this Undertaking as if the same were herein repeated in full mutatis mutandis.

CEPA PANGASINAN ELECTRIC LIMITED

By:

in the presence of:

NATIONAL POWER CORPORATION

By:

in the presence of:

PANGASINAN ELECTRIC CORPORATION

By:

in the presence of:

                                TWELFTH SCHEDULE

                 FORM OF LEGAL OPINION OF NPC'S GENERAL COUNSEL

From:   General Counsel of NPC

To:     CEPA Pangasinan Electric Limited and Pangasinan Electric Corporation

                                                                          [Date]

Dear Sirs,

I have acted on behalf of National Power Corporation (NPC) in connection with an
Agreement ("the PROJECT AGREEMENT") dated [     ] and made between NPC (1) and
CEPA Pangasinan Electric Limited (CEPA) (2) and, an agreement ("the ACCESSION
UNDERTAKING" together with the Project Agreement, the "AGREEMENTS) dated [    ],
19[ ] and made between CEPA (1) NPC (2) and Pangasinan Electric Corporation
(3). I have examined executed copies of the Agreements and such other documents as I have considered necessary or desirable to examine in order that I may give this opinion. Terms defined in the Agreements shall have the same meaning herein.

I am of the opinion that:

(i) NPC is a public corporation and validly existing under the laws of the Republic of the Philippines pursuant to Republic Act No. 6395 (as amended);

(ii) NPC has the corporate or other power to enter into the Agreements and to exercise its rights and performs its obligations thereunder, and executions of the Agreements on behalf of NPC by the person(s) who executed the Agreements was duly authorized by NPC;

(iii) all acts, conditions and the things requires by the laws and constitution of the Republic of the Philippines to be done, fulfilled and performed in order (a) to enable NPC lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in the Agreements, (b) to ensure that the obligations expressed to be assumed by it in the Agreements are valid and enforceable by appropriate proceedings and (c) to make the Agreements admissible in evidence in the Republic of the Philippines have been done, fulfilled and performed in compliance with the laws and constitution of the Republic of the Philippines;

(iv) the obligations expressed to be assumed by NPC in the Agreements are legal and valid obligations binding on NPC enforceable in accordance with the terms thereof;

(v) NPC is not entitled to claim any immunity from suit, execution, attachment or other legal process in the Republic of the Philippines; and

(vi) under the Constitution of the Philippines, it is recognized that no law impairing the obligations of contracts shall be passed and consequently the validity of the Agreements and the binding nature of the obligations of the party thereunder are constitutionally safeguarded.

This opinion is confined to matters of Philippine law and no opinion is expressed as to the laws of any other jurisdiction.

Yours faithfully,

                               THIRTEENTH SCHEDULE

                               TEST AND INSPECTION


INTRODUCTION

Test are to be undertaken by CEPA to ensure that the Power Station will perform in accordance with agreed specifications and parameters.

METHODOLOGY


Unless otherwise provided, the test methods employed and the test result calculations shall be in accordance with the latest American Society of Mechanical Engineers (ASME), Power Test Code, Institute of Electrical and Electronics Engineering (IEEE), Energy Power Research Institute (EPRI) or equivalent internationally-accepted standards.


The tests shall be conducted using all panel instruments installed in the control room unless otherwise required to use additional instrumentation. All instruments shall be calibrated prior to testing.

Detailed test procedures shall be agreed by NPC and CEPA not later than three
(3) months before the date of the actual test.

TEST

The following are the tests to be conducted by CEPA:

1.       PRELIMINARY TEST AT SITE

         Preliminary tests shall be carried out at Site to ascertain correct execution of the erection works and tuning of the installed equipment and to verify characteristics and performance of equipment.

         Preliminary tests at site shall include the following:

         (a)      Radiographic Examination

                  (1)      100% of main steam and reheat steam line welding.

                  (2) 30% of water wall tubes, economizer, superheater, reheater and other pressure parts. Should welding failure occur, the percentage shall be subsequently doubled.

         (b) Hydrostatic test of pressure parts at 1.5 times the design pressure as required.

         (c)      Leak test on condenser and generator H2 cooling system.

         (d)      Pressure tests on ducts.

         (e)      Functional test of all equipment and plant system.

         (f)      Safety valve setting.

         (g)      Automatic intervention of standby equipment, where possible.

         (h) Balancing and vibration test of rotating equipment, where useful.

         (i)      Checking of all safety devices.

         (j) Other tests necessary to ascertain the safety and reliability of the Facility.

         All the above tests shall meet all the requirement of the specifications before any Performance and Efficiency Tests shall be performed.

2.       PERFORMANCE TEST

         Performance Test on the Power Station shall ascertain the safety and reliability of the Power Station and its associated equipment in accordance with the contract provisions and guarantees. Performance Tests shall be performed prior to Efficiency Tests.

         The Performance Tests shall include the following:

         (a) STEAM GENERATOR AND AUXILIARIES (WITHOUT ANY MANUAL ADJUSTMENT DURING THE TEST)

                  (1) Attainment of guaranteed output using pulverized coal.

                  (2) Guaranteed start-up time from cold start to full load, and hot start to full load.

                  (3) Keeping of the main steam pressure at rated value from 50% to MCR of Rated Capacity.

                  (4) Keeping of rated value of main steam temperature from 60% to MCR of Rated Capacity.

                  (5) Tripping of the plant at loads of 50%, 75%, 100% and MCR of Rated Capacity shall be tested. No perjuring malfunction or endangering of the equipment shall take place and all controls shall operate safely.

                  (6) Rapid reduction of load when the load is above 50% of rate output, due to failure of either forced draft fan or induced draft fan, or failure of circulating water pump or of boiler feedwater pump without intervention of the standby pump, or turbine load reduction due to turbine auxiliary failure.

                  (7) Verification of silica content of main steam and steam from the drum at all loads.

                  (8)      Excess air at various loads.

                  (9)      Air leakage in the air heaters.

                  (10)     Guaranteed performance of steam coil air heaters.

                  (11) Guaranteed flue gas temperature at furnace exit and air heaters outlet.

                  (12) Automatic change-over of standby equipment (if any) at all load.

                  (13) Verification of dust emission and SO(2) ground concentration level.

                  (14)     Correct operation of soot blowing system.

                  (15)     Operating at minimum load firing pure coal.

         (B) STEAM TURBINE AND AUXILIARIES (WITHOUT ANY MANUAL ADJUSTMENT DURING THE TEST)

                  (1)      Correct deaerating effect of condenser and deaerator.

                  (2)      Verification of the guaranteed output.

                  (3)      Performance and correct operation of all equipment.

                  (4)      Tripping.

                  (5) Capability to sustain rapid reduction of load arising from failure of turbine auxiliaries.

                  (6)      Automatic change-over of standby equipment, if any.

                  (7) Capability to sustain rapid reduction of load arising from failure of boiler and its auxiliaries.

         (c)      COAL HANDLING PLANT

                  (1) Verification of the guaranteed capacity of coal unloader, conveyors, stacker/reclaimer and crusher.

                  (2) Verification of power requirement of coal unloader, conveyor, stacker/reclaimer and crusher.

         (d)      ASH HANDLING PLANT

                  (1)      Verification of the guaranteed capacity.

                  (2) Verification of automatic change-over of standby equipment.

                  (3) Verification of power requirements of blowers, pumps, etc.

         (e)      WATER TREATMENT PLANT

                  (1)      Verification of demineralized water quality.

                  (2)      Verification of plant capacity.

                  (3)      Verification of active life filters.

                  (4) Verification of automatic change-over of standby equipment.

                  (5)      Verification of automatic operation of the plant.

         (f)      AUXILIARY EQUIPMENT

                  (1)      Load test of overhead crane.

                  (2)      Load test of other cranes and hoisting equipment.

                  (3)      Operation of firefighting equipment.

                  (4)      Load test of air conditioning system.

                  (5)      Performance of sodium hypochlorinator equipment.

         (g)      METEOROLOGICAL AND ENVIRONMENTAL EQUIPMENT

3.       EFFICIENCY TEST

         Efficiency test on each major equipment shall be conducted in order to assure that the functioning of each part of the equipment is in accordance with the contract provisions and guarantees.

         The efficiency test to be conducted are as follows:

         (a)      STEAM GENERATOR

                  The efficiency test shall be carried out in accordance with the provisions of ASME Power Test Code 4.1 - Heat Loss Method. All conditions stipulated in the ASME PTC 4.1 shall be followed as much as possible but certain provisions can be waived if the conditions of the Code cannot be meet.

                  The efficiency test shall be conducted at 50% 75% and 100% of Rated Capacity.

         (b)      TURBINE GENERATOR

                  The efficiency test shall be carried out in accordance with the provisions of ASME PTC 6.1.

                  Efficiency test shall be conducted at 50% 75% and 100% of Rated Capacity.

         (c)      AUXILIARY POWER CONSUMPTION

                  All auxiliary power consumption at 100% load shall be measured. The total auxiliary power consumption of the Power Station shall be measured simultaneously and include but not limited to turbine auxiliaries, boiler auxiliaries, controls, water treatment, coal handling, domestic water supply and other consumers. The power consumption of coal handling, water treatment and other intermittent auxiliaries shall be pro-rated to the tested load measured in item (b).

4.       GUARANTEE TESTS

         For the purpose of verifying the Nominated Capacity and Unit Net Heat Rate of each Unit for the calculation of fees to be paid to CEPA by NPC, guarantee tests shall be carried out by CEPA on Unit Completion Date and, if required by NPC, every anniversary date thereafter. CEPA shall give NPC reasonable notice of such tests and NPC shall have the right to be present during testing.

         CEPA and NPC shall sign a joint certificate stating the results of each guarantee test.

         The parties will meet in good faith with the view to agreeing, not later than three (3) months before the actual test prior to Unit Completion Date for Unit 1, on simplified procedures consistent with the requirements of accuracy and ease of application, under which all tests under this Section will be conducted. The ASME Power Test Codes will not be applied to such tests, however, the parties may agree on any test procedure proposed by CEPA including a modified version of the ASME Power Test Codes, and every effort will be made to minimize disruption of operations and avoid shut-down of the Unit under test. The first such test shall be conducted before Unit Completion Date for Unit 1, simultaneously with the efficiency test referred to in Section 3 above, and the results compared so that the parties may mutually agree on any revisions to procedures.

         For purposes of the test to demonstrate that each Unit is capable of producing Nominated Capacity, the measuring points shall be the electricity supply meters referred to in the Seventh Schedule (Measurement and Recording of Electricity) given that calibration of the meters shall be carried out by CEPA and NPC prior to testing of the Net Contracted Capacity. For purposes of calculating Unit Net Heat Rate, the measuring points of power delivered by CEPA to NPC shall also be the meters referred to in the Seventh Schedule (Measurement and Recording of Electricity). A test result for Unit Heat Rate that is within plus or minus 1.0 percent of the applicable guaranteed Unit Net Heat Rate as set out in Section 6 of the Second Schedule (Operating Parameters) shall be deemed to indicate exact compliance with such guaranteed Unit Net Heat Rate.

         The tests for Nominated Capacity and Unit Net Heat Rate will be carried out simultaneously for the Unit under test and will be conducted under steady conditions using Performance Coal.

                               FOURTEENTH SCHEDULE

  REQUIRED PROJECT DESCRIPTION DATA FOR ENVIRONMENTAL IMPACT ASSESSMENT STUDY


CEPA shall prepare the Environmental Impact Assessment Study and shall cover the following:

1.       Name and Address of CEPA/CEPA PHILIPPINES

2.       Type of Project

3.       Overview/Summary

4.       Project Setting

         (a)      Declaration and Objectives

         (b)      The Need for Project (Power)

         (c)      Associated Projects

5.       The Proposal

         (a)      General Layout and Location

                  Exact project location properly superimposed on a 1:50,000 scale topographic map and detailed site layout of project facilities.

         (b) Size and scale of project in terms of electricity output and fuel/other inputs, its projected life span and project cost.

         (c)      Pre-Construction Details

         (d)      Construction Details

                  Detailed work program (i.e. from construction and implementation stage), including the number of workers in each phase of project development.

         (e)      Operation and Maintenance

                  (1) Plan of operation, process flow description and flow chart

                  (2) All outputs of project, including gaseous and particulate emissions, liquid effluents, and atmospheric emissions should be described in terms of components and rate of production and discharge.

                  (3) Description of waste disposal or management system, including detailed description of facilities and measures to be adopted to minimize adverse environmental effects.

         (f)      Contingency Plans

                  (1)      Spontaneous Combustion

                  (2)      Fire

                  (3)      Oil Spill

                  (4)      Coal Spill

         (g)      Abandonment

         (h)      Air Pollutant Dispersion Modelling Data

                  (1)      Plant Capacity and Capacity Factor

                  (2)      Plant Efficiency

                  (3)      Stack Diameter

                  (4)      Stack Height

                  (5)      Stack Gas Exit Temperature and Velocity

                  (6)      Fuel Consumption, tons/hr

                  (7)      Coal HHV, kcal/kg

                  (8)      Coal Sulfur and ash content, trace metals

                  (9)      SO(2) emission concentration, sulfur in bottom ash

                  (10)     NO(x) emission concentration

                  (11)     Ambient temperature

         (i)      Wastewater Quality and Water Use

                  (1) temperature rise in cooling water system, CWS flow rate

                  (2)      fresher use rate (provide breakdown)

                  (3)      wastewater volumes and characteristics

                               FIFTEENTH SCHEDULE

     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES

NOTE: ALL CALCULATIONS ARE ON A PER UNIT BASIS

1.       PENALTY FOR LATE COMPLETION

Target Unit Completion Date                        July 31 1997
Actual Completion Date                             December 1 1997
Delay In Completion                                123 Days
Grace Period                                       30 Days
Net delay subject to penalty                       93 Days
Delay Penalty per day                                     $   170,000.00
Total Delay Penalty - 170000 x 93                         $15,810,000.00

2.       MONTHLY CAPACITY BILLING; OUTAGES WITHIN ALLOWED LIMITS

Contracted Capacity =                                                 (CC)                                     500000 kW
Nominated Capacity =                                                  (NC)                                     500000 kW
Planned Outage for the month =                                                                                     60 hours
Allowable Planned Outage for month =                                  (Po)                                         60 hours
Unplanned Outage for the month =                                                                                   12 hours
Allowable Unplanned outage for the month =                            (Uo)                                         12 hours
Total Hours in the month =                                            (Ao)                                        720 hours
Measured Energy on HV side of transformer =                           (Em)                                  340000000 kWhr
Energy not delivered due to no fault of CEPA =                        (Eq)                                          0 kWhr
Reduced load as requested by NPC =                                    (D)                                           0 kW
Number of hours dispatch order of NPC is in effect =                  (Td)                                          0 hours

Contract Capacity Rate for Basic Power Plant =                        (CCRp)                                  0.02300 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost = (OCRp) US$ Component                     0.0014 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost = (OCRp) Peso Component                   0.00033 Pesos/kWhr
Service Fee Rate for Basic Power Plant's return on Investment =       (SFRp)                                   0.0023 $/kWhr

Contracted Energy for the month=                                                (Ec)   =   CC x (Ao-Po-Uo)
                                                                                   =       500000x(720-60-12)
                                                                                   =                        324000000 kWhr

Nominated Energy for the month=                                                 (En)   =   NC x (Ao-Po-Uo)
                                                                                   =       500000x(720-60-12)
                                                                                   =                        324000000 kWhr

Undelivered Energy due to NPC's dispatch order=                                 (Ed)   =   (NC-D) x Td
                                                                                   =       (500000-0) x 0
                                                                                   =                                0 kWhr
Energy Credit due to allowable Planned and Unplanned Outages                    (Eo)       NC x (Uo +Po)
                                                                                   =       500000x(12+60)
                                                                                   =                         36000000 kWhr

Adjusted Energy Generation=                                                     (Ea)   =   Em+Ed+Co+Eq
                                                                                   =       340000000+0+36000000+0
                                                                                   =                         376000000 kWhr

                                                                                (En+Eo)=   324000000+36000000
                                                                                   =                         360000000 kWhr

                                                          As Ea > (En + Eo) then the value of (En+Eo) shall be used in place of Ea

Y is a variable:
If NC is greater than or equal to 0.95 x CC then Y=0
If NC less than 0.95 x CC then Y=1.
                                                          Therefore Y=0

A) CAPITAL COST RECOVERY FEE (A)

A=((CCRP X EA)-(Y x 1.05) x (CCRp)(Ec-En))

A=((0.023 x 360000000)-(0 x 1.05) x (0.023)(324000000-324000000)) =                      $8,280,000

B) FIXED OPERATING COST FEE (B)

I) US Dollar Component
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.0014 x 360000000)-(0 x 1.05) x (0.0014)(324000000-324000000)) =                      $504,000

II) PESO COMPONENT
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.00833 x 360000000)-(0 x 1.05) x (0.00833)(324000000-324000000)) =                2,998,800.00 Pesos

                               FIFTEENTH SCHEDULE
     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES



C)  SERVICE FEE TO REFLECT RETURN OF INVESTMENTS (C)


C=((SFRp x Ea)-(Y x 1.05) x (SFRp)(Ec-En))

C=((0.0023 x 360000000)-(0 x 1.05) x (0.0023)(324000000-324000000))=                      $828,000

3. MONTHLY CAPACITY BILLING; OUTAGES OUTSIDE ALLOWED LIMITS

(Outage Allowance for the year already used)
Contracted Capacity =                                                 (CC)                                     500000 kW
Nominated Capacity =                                                  (NC)                                     500000 kW
Planned Outage for the month =                                                                                     24 hours
Allowable Planned Outage for month =                                  (Po)                                          0 hours
Unplanned Outage for the month =                                                                                   12 hours
Allowable Unplanned outage for the month =                            (Uo)                                          0 hours
Total Hours in the month =                                            (Ao)                                        720 hours
Measured Energy on HV side of transformer =                           (Em)                                  350000000 kWhr
Energy not delivered due to no fault of CEPA =                        (Eq)                                          0 kWhr
Reduced load as requested by NPC =                                    (D)                                           0 kW
Number of hours dispatch order of NPC is in effect =                  (Td)                                          0 hours

Contract Capacity Rate for Basic Power Plant =                        (CCRp)                                  0.02300 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost = (OCRp) US$ Component                     0.0014 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost = (OCRp) Peso Component                   0.00833 Pesos/kWhr
Service Fee Rate for Basic Power Plant's return an investment =       (SFRp)                                   0.0023 $/kWhr

Contracted Energy for the month =                          (Ec)  =        CC x (Ao-Po-Uo)
                                                             =            500000x(720-0-0)
                                                             =                                              360000000 kWhr
Nominated Energy for the month =                           (En)  =        NC x (Ao-Po-Uo)
                                                             =            500000x(720-0-0)
                                                             =                                              360000000 kWhr
Undelivered Energy due to NPC's dispatch order=            (Ed)  =        (NC-D) x Td
                                                                          (500000-0) x 0
                                                             =                                                      0 kWhr

Energy Credit due to allowable Planned and Unplanned
 Outages                                                   (Eo)  =        NC x (Uo +Po)
                                                             =            500000x(0+0)
                                                             =                                                      0 kWhr

Adjusted Energy Generation=                                (Ea)  =        Em+Ed+Eo+Eq
                                                             =            350000000+0+0+0
                                                             =                                              350000000 kWhr

                                                          (En+Eo)=        360000000 + 0
                                                             =                                              360000000 kWhr

                                                      As Ea < (En + Eo) then the value of Ea shall be used.

Y is a variable:
If NC is greater than or equal to 0.95 x CC then Y=0
If NC less than 0.95 x CC then Y= 1                             Therefore Y= 0

A)  CAPITAL COST RECOVERY FEE (A)

A=((CCRp x Ea)-(Y x 1.05) x (CCRp) (Ec-En))

A=((0.023 x 350000000)-(0 x 1.05) x (0.023)(360000000-360000000))                        $8,050,000

B)  FIXED OPERATING COST FEE (B)

I) US DOLLAR COMPONENT
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.0014 x 350000000)-(0 x 1.05) x (0.00 14)(360000000-360000000))=                      $490,000

II) PESO COMPONENT
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.00833 x 350000000)-(0 x 1.05) x (0.00833)(360000000-360000000))                  2,915,500.00 Pesos

c)  SERVICE FEE TO REFLECT RETURN OF INVESTMENTS (C)


                                      87-A

                               FIFTEENTH SCHEDULE
     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES

C=((SFRp x Ea)-(Y x 1.05) x (SFRp)(Ec-En))

C=((0.0023 x 350000000)-(0 x 1.05) x (0.0023)(360000000-360000000))=                      $805,000

4. CALCULATION OF ENERGY FEES

A) TESTED NET PLANT HEAT RATE EQUAL TO GUARANTEED NET PLANT HEAT RATE

Measured Energy on HV side of transformer =                             (Em)                           340000000 kWhr
Base Energy Rate per kilowatthour delivered (US$) =                     (BERd)                            0.0017 $/kWhr
Base Energy Rate per kilowatthour delivered (Pesos) =                   (BERp)                           0.00033 Pesos/kWhr
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (US$) =        (Ud)                               45.00 $/metric tonne
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (Pesos) =      (Up)                             1249.20 Pesos/metric tonne
Weighted Average of the Coal Higher Heating Value in the "as
received" basis basis of the last 3 purchases made by NPC prior to
the billing period =                                                    (HHV)                               6200 kcal/kg
Guaranteed Net Plant Heat Rate at Rated Load =                          (HRg)                               2288 kcal/kWhr
Tested Net Plant Heat Rate at Rated Load =                              (HRt)                               2288 kcal/kWhr
Number of Hours in the Billing Period =                                 (Ao)                                 720 hrs

ENERGY FEES FOR THE BILLING PERIOD (US$) (D)

D=Em x BERd + ((Ud x Em)/(1000 x HHV) x HRg-HRt))

D=340000000 x 0.0017 + ((45.00 x 340000000)/(1000 x 6200) x (2288-2288))

                                            Energy Fees for Billing Period  =   $    578,000

ENERGY FEES FOR THE BILLING PERIOD (PESOS) (D)

D=Em x BERp

D=340000000 x 0.00833

                                            Energy Fees for Billing Period =    2,832,200.00 Pesos

B) TESTED NET PLANT HEAT RATE GREATER THAN GUARANTEED NET PLANT HEAT RATE

Measured Energy on HV side of transformer=                              (Em)                           34000000 kWhr
Base Energy Rate per killowatthour delivered (US$) =                    (BERd)                           0.0017 $/kWhr
Base Energy Rate per killowatthour delivered (Pesos)  =                 (BERp)                          0.00833 Pesos/kWhr
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (US$)=         (Ud)                              45.00 $/metric tonne
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (Pesos) =      (Up)                            1249.20 Pesos/metric tonne
Weighted Average of the Coal Higher Heating Value in the "as
received" basis basis of the last 3 purchases made by NPC prior to
the billing period =                                                    (HHV)                              6200 kcal/kg
Guaranteed Net Plant Heat Rate at Rated Load =                          (HRg)                              2288 kcal/kWhr
Tested Net Plant Heat Rate at Rated Load =                              (HRt)                              2320 kcal/kWhr
Number of Hours in the Billing Period =                                 (Ao)                                720 hrs

Energy Fees for the Billing Period (US$) (D)

D=Em x BERd + ((Ud x Em) / (1000 x HHV) x (HRg-HRt))

D=340000000 x 0.0017 + ((45.00 x 340000000)/(1000 x 6200) x (2288-2320))

                                            Energy Fees for Billing Period =        $ 499,032

ENERGY FEES FOR THE BILLING PERIOD (PESOS) (D)

D=Em x BERp

D=340000000 x 0.00833

                                            Energy Fees for Billing Period =     2,832,200.00 Pesos

C) TESTED NET PLANT HEAT RATE LESS THAN GUARANTEED NET PLANT HEAT RATE

Measured Energy on HV side of transformer =               (EM)             340000000 kWhr
Base Energy Rate per killowatthour delivered (US$) =      (BERd)              0.0017 $/kWhr
Base Energy Rate per killowatthour delivered (Pesos) =    (BERp)             0.00833 Pesos/kWhr


                                      87-B

                               FIFTEENTH SCHEDULE
     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES

Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (US$) =           (Ud)                  45.00 $/metric tonne
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (Pesos) =         (Up)                1249.20 Pesos/metric tonne
Weighted Average of the Coal Higher Heating Value in the "as
received" basis basis of the last 3 purchases made by NPC prior to
the billing period =                                                       (HHV)                  6200 kcal/kg
Guaranteed Net Plant Heat Rate at Rated Load =                             (HRg)                  2288 kcal/kWhr
Tested Net Plant Heat Rate at Rated Load =                                 (HRt)                  2254 kcal/kWhr
Number of Hours in the Billing Period =                                    (Ao)                    720 hrs

Energy Fees for the Billing Period (US$) (D)

D=Em x BERd + ((Ud x Em)/(1000 x HHV) x (HRg-HRt))

D=340000000 x 0.0017 + ((45.00 x 340000000)/(1000 x 6200) x (2288-2254))

                             Energy Fees for Billing Period =        $ 661,903

Energy Fees for the Billing Period (Pesos) (D)
D=Em x BERp
D=340000000 x 0.00833

                             Energy Fees for Billing Period =      2,832,200.00   Pesos

5. MONTHLY CAPACITY BILLING; REDUCED
NOMINATED CAPACITY DUE TO
MANUFACTURING/MATERIAL DEFECT

Contracted Capacity =                                                    (CC)                       500000 kW
Nominated Capacity =                                                     (NC)                       468000 kW
Planned Outage for the month=                                                                           60 hours
Allowable Planned Outage for month =                                     (Po)                           60 hours
Unplanned Outage for the month =                                                                        12 hours
Allowable Unplanned outage for the month =                               (Uo)                           12 hours
Total Hours In the month =                                               (Ao)                          720 hours
Measured Energy on HV side of transformer =                              (Em)                    304000000 kWhr
Energy not delivered due to no fault of CEPA=                            (Eq)                            0 kWhr
Reduced load as requested by NPC =                                       (D)                             0 kW
Number of hours dispatch order of NPC is in effect =                     (Td)                            0 hours

Contract Capacity Rate for Basic Power Plant =                         (CCRp)                      0.02300 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost =  (OCRp) US$ Component         0.0014 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost =  (OCRp) Peso Component       0.00833 Pesos/kWhr
Service Fee Rate for Basic Power Plant's return on investment =        (SFRp)                       0.0023 $/kWhr

Contracted Energy for the month =                                            (Ec) = CC x (Ao-Po-Uo)
                                                                               =    500000x(720-60-12)
                                                                               =                 324000000 kWhr

Nominated Energy for the month =                                             (En) = NC x (Ao-Po-Uo)
                                                                               =    468000x(720-60-12)
                                                                               =                 303264000 kWhr

Undelivered Energy due to NPC's dispatch order =                             (Ed) = (NC-D) x Td
                                                                                =   (468000-0) x 0
                                                                                =                        0 kWhr
Energy Credit due to allowable Planned and Unplanned Outages                 (Eo) = NC x (Uo + Po)
                                                                               =    468000x(60+ 12)
                                                                               =                  33696000 kWhr

Adjusted Energy Generation =                                                 (Ea) = Em+Ed+Eo+Eq
                                                                               =    304000000+0+33696000+0
                                                                               =                 337696000 kWhr

                                                                          (En+Eo) = 303264000+33696000
                                                                               =                 336960000 kWhr

                                                             As Ea > (En + Eo) then the value of (En + Eo) shall be used.

Y is a variable:
If NC is greater than or equal to 0.95 x CC then Y=0
If NC less than 0.95 x CC then Y = 1                          Therefore Y=1


                                      87-C

                               FIFTEENTH SCHEDULE
     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES

A) CAPITAL COST RECOVERY FEE (A)

A=((CCRp x Ea)-(Y x 1.05) x (CCRp)(Ec-En))

A=((0.023 x 336960000)-(1 x 1.05) x (0.023)(324000000-303264000)) =               $7,249,306

B) FIXED OPERATING COST FEE (B)

I) US DOLLAR COMPONENT
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.0014 x 336960000)-(l x 1.05) x (0.0014)(324000000-303264000)) =               $441,262

II) PESO COMPONENT
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.00833 x 336960000)-(1 x 1.05) x (0.00833)(324000000-303264000)) =         2,625,509.38 Pesos

C)  SERVICE FEE TO REFLECT RETURN OF INVESTMENTS (C)

C=((SFRp x Ea)-(Y x 1.05) x (SFRp)(Ec-En))

C=((0.0023 x 336960000)-(1 x 1.05) x (0.0023)(324000000-303264000)) =               $724,931

6.   CALCULATION OF INFRASTRUCTURE FEES

USING DATA FROM ITEM 2 ABOVE
Adjusted Energy Generation                                  (Ea)                        360000000 kWhr
Contracted Energy for the month                             (Ec)                        324000000 kWhr
Nominated Energy for the month                              (En)                        324000000 kWhr
Basic Infrastructure Fee                                    (BIF)                         0.00137 $/kWhr

Infrastructure Fee for Month- (BIF x Ea) -[1.05Y x BIF (Ec - En)]=
(0.00137 x 360000000)-[1.05x 0 x 0.00137 (324000000-324000000)]
Infrastructure Fee for month                                          $493,200

7.   EARLY COMPLETION INCENTIVE

Target Unit Completion Date                        June 30 1997
Actual Completion Date                             July 30 1998
Early Completion                                   30 days

7.1  EARLY COMPLETION BONUS (ARTICLE 3.16)

Contracted Capacity =                                                     (CC)                                     500000 kW
Nominated Capacity =                                                      (NC)                                     500000 kW
Planned Outage for the period =                                                                                        60 hours
Allowable Planned Outage for period =                                     (Po)                                         60 hours
Unplanned Outage for the period =                                                                                       0 hours
Allowable Unplanned outage for the period =                               (Uo)                                          0 hours
Total Hours in the month =                                                (Ao)                                        720 hours
Measured Energy on HV side of transformer =                               (Em)                                  340000000 kWhr
Energy not delivered due to no fault of CEPA =                            (Eq)                                          0 kWhr
Reduced load as requested by NPC =                                         (D)                                          0 kW
Number of hours dispatch order of NPC is in effect =                      (Td)                                          0 hours

Contract Capacity Rate for Basic Power Plant =                            (CCRp)                                  0.02300 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost =     (OCRp) US$ Component                     0.0014 $/kWhr
Contract Capacity Rate for Basic Power Plant's fixed operating cost =     (OCRp) Peso Component                   0.00833 Pesos/kWhr
Service Fee Rate for Basic Power Plants return on investment =            (SFRp)                                   0.0023 $/kWhr

Contracted Energy for the period =                                        (Ec)=           CC x (Ao-Po-Uo)
                                                                                   =      500000x(720-60-0)
                                                                                   =                            330000000 kWhr

Nominated Energy for the period =                                         (En) =          NC x (Ao-Po-Uo)
                                                                                   =      500000x(720-60-0)
                                                                                   =                            330000000 kWhr

Undelivered Energy due to NPC's dispatch order=                           (Ed) =          (NC - D) x Td
                                                                                   =      (500000-0) X 0
                                                                                   =                                    0 kWhr
Energy Credit due to allowable Planned and Unplanned Outages              (Eo)     =      NC x (Uo +Po)



                                      87-D

                               FIFTEENTH SCHEDULE
     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES



                                                          =                               500000x(0+60)

                                                          =                                                       30000000 kWhr

Adjusted Energy Generation =                       (Ea)   =                               Em+Ed+Eo+Eq
                                                          =                               340000000+0+30000000+0
                                                          =                                                      370000000 kWhr
                                                   (En+Eo)=                               330000000+30000000
                                                          =                                                      360000000 kWhr

As Ea > (En + Eo) then the value of (En+Eo) shall be used in place of Ea

Y is a variable:
If NC is greater than or equal to 0.95 x CC then Y=0
If NC less than 0.95 x CC then Y=1                  Therefore Y = 0

A) CAPITAL COST RECOVERY FEE (A)

A=((CCRp x Ea)-(Y x 1.05) x (CCRp)(Ec-En))

A=((0.023 x 360000000)-(0 x 1.05) x (0.023)(330000000-330000000))=                      $8,280,000

B)  SERVICE FEE TO REFLECT RETURN OF INVESTMENTS (C)

C=((SFRp x Ea)-(Y x 1.05) x (SFRp)(Ec-En))

C=((0.0023 x 360000000)-(0 x 1.05) x (0.0023)(330000000-330000000))=                    $828,000

C) INFRASTRUCTURE FEE

Basic Infrastructure Fee                           (BIF)                                 0.00137 $ per kWh

Infrastructure Fee for period=(BIF x Ea)-[1.05Y x BIF(Ec - En)]= (0.00137 x 360000000)- [1.05x 0 x 0.00137 x (330000000-330000000)]

Infrastructure Fee for period                      $493,200

7.2 CALCULATION OF FEES FOR PERIOD OF EARLY COMPLETION (ARTICLE 7.5b)

Using data from 7.1

Measured Energy on HV side of transformer=                              (Em)                            340000000 kWhr
Base Energy Rate per kilowatthour delivered (US$)=                      (BERd)                             0.0017 $/kWhr
Base Energy Rate per kilowatthour delivered (Pesos)=                    (BERp)                            0.00033 Pesos/kWhr
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (US$)=         (Ud)
45.00 $/metric tonne
Weighted Average of Coal Price (CIF) based on the average of the
last 3 purchases made by NPC prior to the billing period (Pesos)=       (Up)                              1249.20 Pesos/matric tonne
Weighted Average of the Coal Higher Heating Value in the "as
received" basis basis of the last 3 purchases made by NPC prior to
the billing period=                                                     (HHV)                                6200 kcal/kWhr
Guaranteed Net Plant Heat Rate at Rated Load=                           (HRg)                                2288 kcal/kWhr
Tested Net Plant Heat Rate at Rated Load=                               (HRt)                                2200 kcal/kWhr
Number of Hours In the Billing Period=                                  (Ao)                                  720 hrs

ENERGY FEES FOR THE BILLING PERIOD (US$) (D)

D=Em x BERd + ((Ud x Em)/(1000 x HHV) x (HRg-HRt))

D=340000000 x 0.0017 + ((45.00 x 340000000)/(1000 x 6200) x (2268-2200))

Energy Fees for Billing Period=                                         $578,000

ENERGY FEES FOR THE BILLING PERIOD (PESOS)(D)

D=Em x BERp

D=340000000 x 0.00833

                             Energy Fees for Billing Period        2,832,200.00 Pesos

FIXED OPERATING COST FEE (B)

1) US Dollar Component
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))


                                      87-E

                               FIFTEENTH SCHEDULE
     SAMPLE COMPUTATIONS OF MONTHLY BILLING, START-UP CHARGES, PENALTIES AND
                                   INCENTIVES

B=((0.0014 x 360000000)-(0 x 1.05) x (0.0014)(330000000-330000000))=                     $504,000

II) PESO COMPONENT
B=((OCRp x Ea)-(Y x 1.05) x (OCRp)(Ec-En))

B=((0.00033 x 360000000)-(0 x 1.05) x (0.00033)(330000000-330000000))=                    2,998,800.00 Pesos


                                      87-F

                               SIXTEENTH SCHEDULE

                         Access Road and Specifications

LOCATION

The main access road shall be constructed from the main access gate of the Power Station to the main national highway with approximate route as shown in the plan at Exhibit I. Auxiliary access roads shall also be constructed from the main access road to the Ash Disposal Sites as shown in the plan at Exhibit I. The term "ACCESS ROAD" shall include such auxiliary access roads.

SPECIFICATION

The Access Road from the national highway to the Power Station shall be ten (10) metres wide and concrete paved. The Access Road should be designed for speeds of up to 60 kilometres per hour with traffic of 100 to 250 heavy vehicles per day. The maximum gradient shall be 7%.

                                     [MAP]

                                   EXHIBIT II
                           (PROPOSED METER LOCATION)

                           SUAL THERMAL POWER PROJECT
                    LOCATION OF ELECTRICITY METERING POINTS

                                    [CHART]

SIGNATURE PAGE


CEPA PANGASINAN ELECTRIC LIMITED


By:  /s/ Gordon Wu Ying Sheung                 /s/ Stewart WG Elliott
    -----------------------------             ---------------------------
    Gordon Wu Ying Sheung                     Stewart WG Elliott


in the presence of:


/s/ Betty Lam
---------------------------------
Betty Lam


NATIONAL POWER CORPORATION


By: /s/
   ------------------------------


in the presence of: